                                                                Exhibit (B)




                                 $390,000,000

                             FACILITIES AGREEMENT

                              dated 27 April 2001

                                      for

                           BENFIELD GREIG GROUP PLC



                                  arranged by

                               BARCLAYS CAPITAL

                                     With

                               BARCLAYS BANK PLC

                     acting as Agent and Security Trustee
               -------------------------------------------------

                  MULTICURRENCY TERM AND REVOLVING FACILITIES
                                   AGREEMENT

               -------------------------------------------------

                                    CONTENTS

CLAUSE                                                                                              PAGE
1.     Definitions And Interpretation..................................................................1
2.     The Facilities.................................................................................21
3.     Purpose........................................................................................21
4.     Conditions Of Utilisation......................................................................22
5.     Utilisation....................................................................................24
6.     Bank Guarantees................................................................................25
7.     Optional Currencies............................................................................26
8.     Repayment......................................................................................29
9.     Borrower's Liabilities In Relation To Bank Guarantees..........................................30
10.    Mandatory Prepayment...........................................................................32
11.    Cancellation And Voluntary Prepayment..........................................................35
12.    Interest.......................................................................................38
13.    Interest Periods And Terms.....................................................................38
14.    Changes To The Calculation Of Interest.........................................................40
15.    Fees...........................................................................................41
16.    Tax Gross Up And Indemnities...................................................................43
17.    Increased Costs................................................................................46
18.    Other Indemnities..............................................................................47
19.    Mitigation By The Lenders......................................................................48
20.    Costs And Expenses.............................................................................49
21.    Guarantee And Indemnity........................................................................50
22.    Representations................................................................................53
23.    Information Undertakings.......................................................................58
24.    Financial Covenants............................................................................60
25.    General Undertakings...........................................................................63
26.    Events Of Default..............................................................................71
27.    Changes To The Lenders.........................................................................76
28.    Changes To The Obligors........................................................................79
29.    Role Of The Agent, The Mandated Lead Arranger And The Security Trustee.........................81
30.    The Lenders And The Fronting Bank..............................................................90
31.    Conduct Of Business By The Finance Parties.....................................................91

32.    Sharing Among The Lenders......................................................................91
33.    Payment Mechanics..............................................................................94
34.    Set-Off........................................................................................96
35.    Notices........................................................................................96
36.    Calculations And Certificates..................................................................98
37.    Partial Invalidity.............................................................................98
38.    Remedies And Waivers...........................................................................98
39.    Amendments And Waivers.........................................................................99
40.    Counterparts..................................................................................100
41.    Governing Law.................................................................................101
42.    Enforcement...................................................................................101

Schedule 1 THE ORIGINAL PARTIES......................................................................103
       Part I The Original Obligors..................................................................103
       Part II The Original Lenders..................................................................104

Schedule 2 CONDITIONS PRECEDENT......................................................................105
       Part I Conditions Precedent To Initial Utilisation............................................105
       Part II Conditions Precedent Required To Be Delivered By An Additional Obligor................108

Schedule 3 REQUESTS  110
       Part I Utilisation Request....................................................................110
       Part II Selection Notice......................................................................111

Schedule 4 MANDATORY COST FORMULAE...................................................................112

Schedule 5 FORM OF TRANSFER CERTIFICATES.............................................................115

Schedule 6 FORM OF ACCESSION LETTER..................................................................120

Schedule 7 FORM OF RESIGNATION LETTER................................................................121

Schedule 8 FORM OF COMPLIANCE CERTIFICATE............................................................122

Schedule 9 EXISTING SECURITY.........................................................................123

Schedule 10 LMA FORM OF CONFIDENTIALITY UNDERTAKING..................................................125

Schedule 11 TIMETABLES...............................................................................129
       Part I Loans  ................................................................................129
       Part II Bank Guarantees.......................................................................131

Schedule 12 SECURITY DOCUMENTS.......................................................................132

THIS AGREEMENT is dated 27 April 2001 and made between:
(1)  BENFIELD GREIG GROUP PLC (the "Original Borrower")

(2)  BENFIELD GREIG GROUP PLC (the "Original Guarantor");

(3)  BARCLAYS CAPITAL (the "Mandated Lead Arranger");

(4) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the "Original Lenders");

(5)  BARCLAYS BANK PLC as agent of the Lenders (the "Agent"); and

(6) BARCLAYS BANKS PLC as security trustee for the Beneficiaries (the "Security Trustee").

IT IS AGREED as follows:

                                   SECTION 1

                                INTERPRETATION

1.  DEFINITIONS AND INTERPRETATION

1.1 Definitions
    In this Agreement:

    "Accession Letter" means a document substantially in the form set out in
    Schedule 6 (Form of Accession Letter).

    "Acquisition Costs" means all fees, costs, expenses, stamp, registration and other taxes incurred by the Original Borrower or any other member of the Group in connection with the Merger, the Tender Offer, the Facilities or the Finance Documents.

    "Acquisition Documents" means the Merger Agreement and the Offer to Purchase.

    "Additional Borrower" means a company which becomes an Additional Borrower in accordance with Clause 28 (Changes to the Obligors).

    "Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with Clause 28 (Changes to the Obligors).

    "Additional Obligor" means an Additional Borrower or an Additional
    Guarantor.

    "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

    "Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

    "Agreed Financial Projections" means the business plan and cashflow model of the Original Borrower in the agreed form, prepared by the Original Borrower.

    "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

    "Authorised Signatory" means, in relation to an Obligor or proposed Obligor, any person who is duly authorised (in such manner as may be reasonably acceptable to the Agent) and in respect of whom the Agent has received a certificate signed by a director or another Authorised Signatory of such Obligor or proposed Obligor setting out the name and signature of such person and confirming such person's authority to act.

    "Availability Period" means:

    (a) in relation to Facility A the period from and including the date of this Agreement to and including the day falling 6 Months from the date of this Agreement; and

    (b) in relation to Facility B, the period from and including the date of this Agreement to and including the Termination Date.

    "Available Commitment" means, in relation to a Facility, a Lender's Commitment under that Facility minus:

    (a) the Base Currency Amount of its participation in any outstanding Loans or Bank Guarantees under that Facility; and

    (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans or Bank Guarantees that are due to be made under that Facility on or before the proposed Utilisation Date, other than, in relation to Facility B only, that Lender's participation in any Facility B Loans or Bank Guarantees that are due to be repaid or prepaid or to expire on or before the proposed Utilisation Date.

    "Available Facility" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

    "Bank of America Facility" means a U.S.$62,500,000 unsecured revolving credit facility (as amended), dated 3 November 1998 between, inter alios, Bank of America N.A. and E.W. Blanch Holdings, Inc.

    "Bank Guarantee" means a bank guarantee or other instrument issued or to be issued by the Fronting Bank under Facility B substantially in the form requested by the Original Borrower which is acceptable to the Agent and the Fronting Bank.

    "Bank Guarantee Commission Rate" means a bank guarantee commission rate equal to the Margin from time to time.

    "Bank Guarantee Proportion" means, in relation to a Lender in respect of any Bank Guarantee and save as otherwise provided in this Agreement, the proportion (expressed as a percentage) borne by that Lender's Available Commitment to the Available Facility immediately prior to the issue of that Bank Guarantee.

    "Bank Guarantee Valuation Date" means the first Business Day which falls six Months after the date of this Agreement and each day falling at six Monthly intervals after that date.

    "Base Currency" means U.S. dollars.

    "Base Currency Amount" means, in relation to a Loan or a Bank Guarantee, the amount specified in the Utilisation Request delivered by a Borrower for that Loan or Bank Guarantee (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is:

    (a) in relation to a Utilisation three Business Days before the Utilisation Date (or, if later, on the date the Agent receives the Utilisation Request);

    (b) in the case of a renewal or revaluation of a Bank Guarantee the later of:

         (i) the date falling two Business Days before its issue date or any renewal; or

         (ii) the most recent Bank Guarantee Valuation Date;

         adjusted to reflect any repayment (other than, in relation to Facility A, a repayment arising from a change of currency), prepayment, consolidation or division of the Loan or Bank Guarantee, as the case may be.

    "Beneficiaries" means the Finance Parties and the Hedge Counterparties.

    "Bidco" means Barrel Acquisition Corporation, a Delaware corporation that is a wholly owned direct or indirect subsidiary of the original borrower.

    "Borrower" means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 28 (Changes to the Obligors).

    "Break Costs" means the amount (if any) by which:

    (a) the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

    exceeds:

    (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

    "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York and:

    (a) (in relation to any date for payment or purchase of a currency other than euro, dollars or sterling) the principal financial centre of the country of that currency; or

    (b)  (in relation to any date for payment or purchase of euro) any TARGET
         Day.


    "Cash Collateral" means, in relation to any Bank Guarantee or Bank Guarantee
     Proportion of a Bank Guarantee, a deposit in any interest-bearing account or accounts as the Agent may specify, that deposit and account to be secured in favour of, and on terms and conditions acceptable to, the Agent.

    "Cash Collateral Documents" means any documents, as the Agent may specify, to be entered into in relation to the Cash Collateral.

    "Cash Equivalent Investments" means:

    (a) debt securities denominated in Sterling or any other currency issued by the Government of the United Kingdom (or any other currency as the Agent may approve, issued by the government of any other state as the Agent may approve) having not more than twelve months to final maturity and not convertible into any other form of security;

    (b) debt securities denominated in U.S. dollars, Sterling or another Optional Currency which have not more than six months to final maturity, are not convertible into any other form of security, are rated P1 by Moody's Investor Services Inc. or A-1 by Standard & Poor's Corporation and are not issued or guaranteed by any member of the Group;

    (c) certificates of deposit denominated in U.S. dollars, Sterling or another Optional Currency having not more than six months to final maturity issued by a bank incorporated in or having a branch in the United Kingdom, provided that such bank has been approved for the purposes of this definition by the Agent (acting reasonably); and

    (d) such other securities (if any) as are approved as such in writing by the Agent (acting reasonably).

    "Certain Funds Event of Default" means any circumstance constituting an Event of Default under any of the following Clauses 25.3 (Negative Pledge),
    25.4 (Disposals), 25.11 (Acquisitions), 25.12 (Claims Pari Passu), 25.22 (The Offer), 26.1 (Non-payment), 26.5 (Misrepresentation) (in relation only to Certain Funds Repeated Representations), 26.7 (Insolvency), 26.8 (Insolvency Proceedings), 26.9 (Creditors' Process) and 26.10 (Unlawfulness).

    "Certain Funds Period" means the period commencing on the date hereof and ending on the earlier of:

    (a)  the last day of the Availability Period in respect of Facility A;

    (b) the date on which the Original Borrower has paid for all shares in the Target which are subject to the Tender Offer and the Merger has completed in accordance with the terms and conditions of the Merger Agreement.

    "Certain Funds Repeated Representations" means each of the representations set out in Clauses 22.1 (Status), 22.2 (Binding Obligations), 22.3 (Non-conflict with other obligations) and 22.4 (Power and authority).

    "Change of Control" means a situation where any person or group of connected persons which does not at the date hereof have, or would not be held under
    Section 416 of the Income and Corporation Taxes Act 1988 to have at the date hereof, control of the Original Borrower acquires such control (for the purposes of this paragraph "Connected Person" shall be construed in accordance with section 839 of the Income and Corporation Taxes Act 1988).

    "Clean Up Date" means the date falling 3 Months after the earlier of:

    (a) the date Target becomes a direct or an indirect wholly-owned subsidiary of the Original Borrower; or

    (b) the date on which completion of the Merger takes place pursuant to the terms and conditions of the Merger Agreement.

    "Client Assets" means cash or investments the entire beneficial interest in which is owned by a client of a group member and which are, where required, credited to separately designated client accounts.

    "Code" means, at any date, the U.S. Internal Revenue Code of 1986 (or any successor legislation thereto) as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

    "Commitment" means a Facility A Commitment or Facility B Commitment:

    "Compliance Certificate" means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

    "Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 10 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Original Borrower and the Agent.

    "Debenture" means each of the debentures in an agreed form creating fixed and floating charges over all of the assets and undertakings of each Obligor incorporated in England and Wales.

    "Debt Cover" bears the meaning given to it in Clause 24.1 (Financial Definitions).

    "Default" means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

    "Employee Plan" means an employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
    Section 412 of the Code or Section 302 of ERISA, and in respect of which a U.S. Group Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

    "Environmental Claim" means any claim, proceeding or investigation by any person in respect of any Environmental Law.

    "Environmental Law" means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

    "Environmental Permits" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

    "ERC Debt" means the $22,107,789, four per cent. redeemable debenture due on 29 December 2004 and the $2,211 four per cent. redeemable debenture due 29 December 2004 each issued by the Original Borrower.

    "ERISA" means, at any date, the United States Employee Retirement Income Security Act of 1974 (or any successor legislation thereto) as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

    "ERISA Affiliate" means any person that for purposes of Title I and Title IV of ERISA and Section 412 of the Code is a member of a U.S. Group Company's controlled group, or under common control with a U.S. Group Company, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

    "ERISA Event" means

    (a) any reportable event, as defined in Section 4043 of ERISA, with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event for the purposes of this paragraph (a) regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

    (b) the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4041(c) of ERISA;

    (c) the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

    (d) the failure to make a required contribution to any Employee Plan that would result in the imposition of an encumbrance under Section 412 of the Code or Section 302 of ERISA;

    (e) an engagement, by a U.S Group Company (or such that there would be liability thereto), in a non-exempt prohibited transaction within the meaning of Section 4795 of the Code or Section 406 of ERISA which upon the occurrence of any of the events described in paragraphs (a) to (c) (inclusive) above would reasonably be expected to have a Material Adverse Effect;

    (f) a complete or partial withdrawal by a U.S. Group Company or any ERISA Affiliate from a Multiemployer Plan, or notification that a Multiemployer Plan is in reorganisation in either case where such withdrawal or reorganisation could result in liability to any U.S. Group Company; and

    (g) the aggregate liabilities (determined on an ongoing basis) among all defined pension plans maintained by any U.S. Group Members or ERISA Affiliate exceeds the values of such plans by more than $200,000, as shown on an actuarial request received by such company or if, in advance thereof, such company has reason to know with substantial certainty that such excess exists.

    "Event of Default" means any event or circumstance specified as such in Clause 26 (Events of Default).

    "Expiry Date" means, in relation to any Bank Guarantee, the date on which the maximum aggregate of any Lender's actual or contingent liability under that Bank Guarantee is to be reduced to zero.

    "Facility" means Facility A or Facility B.

    "Facility A" means the amortising term loan facility made available under this Agreement as described in Clause 2 (The Facilities).

    "Facility A Commitment" means:

    (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility A Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

    (b) in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement,

    to the extent not cancelled, reduced or transferred by it under this Agreement.

    "Facility A Loan" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

    "Facility A Repayment Date" means each of the dates specified in Clause 8.1 (Repayment of Facility A Loans) as a Repayment Date.

    "Facility B" means the revolving loan and bank guarantee facility made available under this Agreement as described in Clause 2 (The Facilities).

    "Facility B Commitment" means:

    (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility B Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

    (b) in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement,

    to the extent not cancelled, reduced or transferred by it under this Agreement.

    "Facility B Loan" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

    "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

    "Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Mandated Lead Arranger and the Original Borrower (or the Agent and the Original Borrower) setting out any of the fees referred to in Clause 15 (Fees).

    "Finance Document" means this Agreement, any Fee Letter, the Hedging Agreements, any Accession Letter, any Security Document and any other document designated as such by the Agent and the Original Borrower.

    "Finance Party" means each of the Agent, the Mandated Lead Arranger, the Fronting Bank, the Security Trustee and the Lenders.

    "Financial Indebtedness" means any indebtedness for or in respect of:

    (a)    moneys borrowed;

    (b)    any amount raised by acceptance under any acceptance credit facility;

    (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

    (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

     (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

     (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

     (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value, as determined (where appropriate) by reference to the provisions (if any) for calculating such value contained in the documentation of that transaction, shall be taken into account);

     (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

     (i) any amount raised by the issue of redeemable shares which are redeemable at the option of the holder on or prior to the Termination Date;

     (j) any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into the agreement is to raise finance and if such liability falls due for payment six months or longer after the date of the purchase but excluding any liability is treated as a trade creditor in accordance with GAAP);

     (k) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

     "Flotation" means a successful application being made for any part of the share capital of any member of the Group or any Holding Company thereof to the Official List of the London Stock Exchange Limited or the grant of permission to deal in the same on the Alternative Investment Market or the European Acquisition of Securities Dealers Automated Quotation System, the New York Stock Exchange, NASDAQ or on any recognised investment exchange (as that term is used in the Financial Services Act 1986) or in or on any exchange or market replacing the same or any other exchange or market in any country.

     "Fronting Bank" means Barclays Bank PLC.

     "GAAP" means, in relation to any person, generally accepted accounting principles in the jurisdiction of incorporation of such person.

     "Group" means the Original Borrower and its Subsidiaries for the time being (and for the avoidance of doubt it shall include the Target Group).

     "Group Structure Chart" means the group structure chart in agreed form showing:

     (a)  all members of the Group;

     (b) the jurisdiction of incorporation or establishment of each person with paragraph (a) above; and

     (c) which members of the Group are wholly-owned subsidiaries of the Original Borrower.

     "Guarantee Amount" means:

     (a)  each sum paid or payable by the Fronting Bank under a Bank Guarantee;
          and

     (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from the Fronting Bank under or in connection with a Bank Guarantee), claims, losses and expenses which the Fronting Bank incurs or sustains in connection with or arising out of a Bank Guarantee, in each case which has not been reimbursed pursuant to Clause 9 (Borrower's liabilities in relation to Bank Guarantees).

     "Guarantor" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 28 (Changes to the Obligors).

     "Hedge Counterparty" means any Lender party to a Hedging Agreement.

     "Hedging Agreement" means any agreement, in a form agreed between the Agent and the Original Borrower, designated by the Agent as such pursuant to which an Obligor enters into a hedging arrangement for the purpose of complying with the provisions of Clause 25.20 (Hedging).

     "Holding Account" means the account specified in a letter between the Original Borrower and the Agent which account is held by the Original Borrower with the Security Trustee (or any other interest-bearing account held in England or New York with the Security Trustee by a Group member which is opened after the date of this Agreement and after receipt by the Agent of written confirmation from the Original Borrower that such account is to be a "Holding Account") (as the same may be redesignated, substituted or replaced from time to time) which is pledged, charged or assigned to the Security Trustee pursuant to the Security Documents to secure all amounts due under the Finance Documents.

     "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

     "HSBC Facility" means a (Pounds)50,000,000 term loan and guarantee facility and a (Pounds)5,000,000 revolving credit facility dated 9 June 1999 (as amended) between, inter alios, Benfield Greig Group PLC and HSBC Investment Bank PLC.

     "Indebtedness for Borrowed Money" means Financial Indebtedness save for any indebtedness for or in respect of paragraphs (g) and (h) of the definition of "Financial Indebtedness".

     "Information Memorandum" means the document in the form to be approved by the Original Borrower concerning the Original Obligors which, at the Original Borrower's request and on its behalf, is to be prepared in relation to this transaction and distributed by the Mandated Lead Arranger prior to the Syndication Date in connection with syndication of the facilities made available under this Agreement.

     "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods and Terms) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.3 (Default interest).

     "IRS" means the United States Internal Revenue Service or any successor thereto.

     "Kelly Loan Notes" means the (Pounds)600,000 loan notes divided into three equal tranches issued or to be issued to Gavin Kelly by the Original Borrower in connection with its acquisition of Gavin Kelly's ordinary B shares in Benfield Advisory Holdings Limited with respective redemption dates between 6 April 2002 and 31 December 2003, 1 January 2003 and 31 December 2003, 1 January 2004 and 31 December 2004.

     "Lender" means:

     (a)   any Original Lender; and

     (b) any bank or financial institution which has become a Party in accordance with Clause 27 (Changes to the Lenders),

     which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

     "LIBOR" means, in relation to any Loan:

     (a)   the applicable Screen Rate; or

     (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

     "LMA" means the Loan Market Association.

     "Loan" means a Facility A Loan or a Facility B Loan.

     "Loan Notes" means the loan notes issued under an instrument dated 12 November 1997 issued by the Original Borrower creating up to (Pounds)100,000,000 variable unsecured guarantee loan notes due 2002.

     "Majority Lenders" means:

     (a) if there are no Loans or Bank Guarantees then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction); or

     (b) at any other time, a Lender or Lenders whose participations in the Outstandings aggregate more than 66 2/3 per cent. of all the Outstandings.

     "Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost Formulae).

     "Margin" means 2.00 per cent. per annum, but:

     (a) subject to sub-clause (c), if the Debt Cover in respect of the most recent Relevant Period (ending no earlier than 12 Months after the date of this Agreement) is within the range set out in column 1 of the margin grid table set out below, then the Margin shall be the percentage per annum set out opposite such range.

                               Margin Grid Table
              Column 1                                                 Column 2
             Debt Cover                                                 Margin
         Greater than or equal to 2.50:1                                2.00%

         Less than 2.50:1 but greater than or equal to
         2.00:1                                                         1.75%

         Less than 2.00:1 but greater than or equal to
         1.50:1                                                         1.50%

         Less than 1.50:1 but greater than or equal to
         1.0:1                                                          1.25%

         Less than 1.0:1                                                   1%

     (b) any reduction or increase to the Margin provided for in sub-clause (a) shall take effect only in relation to any Rollover Loan made or Interest Period or Bank Guarantee Valuation Date, as the case may be, commencing after receipt by the Agent of both (i) (in the case of a Relevant Period ending on the last day of the Group's financial year) the annual audited financial statements of the Group delivered in accordance with Clause 23.1 (Financial Statements) or (in the case of the Relevant Period ending on the last day of any other financial half year of the Group) semi-annual financial statements of the Group delivered in accordance with Clause 23.1 (Financial Statements) and
          (b) in each case, a Compliance Certificate for such Relevant Period pursuant to Clause 23.2 (Compliance Certificate).

     (c) if at any time an Event of Default is continuing, the Margin shall be 2.00% per annum.

     "Margin Stock" means "margin stock" or "margin security" within the meaning of Regulations T, U and X.

     "Material Adverse Effect" means a material adverse effect on:

     (a)  the business or financial condition of the Group taken as a whole;

     (b) the ability of an Obligor to perform its payment obligations under the Finance Documents or its obligations under Clause 24 (Financial Covenants); or

     (c) the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents.

     "Material Company" means, at any time, a Subsidiary of the Original Borrower which:

     (a)  is an Obligor; or

     (b) has profits before interest and tax (calculated on the same basis as Consolidated Profits Before Interest and Tax, as defined in Clause 24 (Financial covenants) representing 5 per cent. or more of Consolidated Profit Before Interest and Tax, as defined in Clause 24 (Financial covenants); and/or

     (c) has revenue representing 5 per cent., or more of consolidated revenue of the Group,

          in each case calculated on a consolidated basis.

     Compliance with the conditions set out in paragraphs (b) and (c) shall be determined by reference to the most recent Compliance Certificate supplied by the Original Borrower and/or the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries and which produces such consolidated financial statements (but so that where such consolidated financial statements are not produced the question as to whether that Subsidiary is a Material Company shall be determined by reference to the consolidated financial position of that Subsidiary) and the latest audited consolidated financial statements of the Group but if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by the Group's auditors as representing an accurate reflection of the revised Consolidated Profits Before Interest and Tax or revenue of the Group).

     A report by the auditors of the Original Borrower that a Subsidiary is or is not a Material Original Borrower shall, in the absence of manifest error, be conclusive and binding on all Parties.

     "Merger" means the merger of Bidco with and into the Target and as more specifically set out and governed by the terms and conditions of the Merger Agreement.

     "Merger Agreement" means the agreement and plan of merger dated as of 15 April 2001 and made between the Original Borrower, Bidco and Target.

     "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

     (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

     (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

     (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

     The above rules will only apply to the last Month of any period.

     "Multiemployer Plan" means a "multiemployer plan" (as defined in Section
     (3)(37) of ERISA) maintained or contributed to for employees of a U.S. Group Company or any ERISA Affiliate.

     "Obligor" means a Borrower or a Guarantor.

     "Offer to Purchase" bears the meaning given to "Offer to Purchase" in the Merger Agreement (as in force on the date hereof).

     "Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

     "Original Financial Statements" means:

     (a) in relation to the Original Borrower, the audited consolidated financial statements of the Group for the financial year ended 31 December 2000; and

     (b) in relation to each Original Obligor other than the Original Borrower, its audited financial statements for its financial year ended 31 December 2000; and

     (c) in relation to the Target, its audited consolidated financial statements for its financial year ended 31 December 2000.

     "Original Obligor" means an Original Borrower or an Original Guarantor.

     "Outstandings" means at any time, the aggregate of the Base Currency Amounts of the outstanding Loans and the amount of the maximum actual and contingent liabilities of the Lenders in respect of each outstanding Bank Guarantee.

     "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union.

     "Party" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

     "PBGC" means the U.S. Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

     "Permitted Disposals" means any disposal:

     (a) by a Group member in the ordinary course of its risk management business and on arm's length terms;

     (b) by an Obligor to another Obligor if such other Obligor is party to a legally valid, binding and, subject to the Reservations, enforceable Security Document which creates a first priority Security over all or substantially all of its assets (and, if not all of its assets, the assets being acquired by that other Obligor);

     (c) of an unencumbered asset by a member of the Group which is not an Obligor to another member of the Group;

     (d) on arm's length terms of any surplus or obsolete assets not required for the efficient operation of the business of the Group by any Group member;

     (e) of cash where such disposal is not otherwise prohibited by this Agreement;

     (f) of E.W. Blanch Insurance Services Inc.'s ten per cent. shareholding in Rockwood Programs, Inc. further to an option to acquire such shares in favour of Glenn W. Clark under a stock purchase agreement, dated 30 June 2000;

     (g)  of Client Assets;

     (h) on arm's length terms of shares or assets in accordance with the group re-organisation as described in the Tax Structure Paper;

     (i) on arm's length terms of the shares in and the assets of a member of the Group which is not an Obligor or a Material Company (or which would not constitute a Material Company at the time of the disposal) or of any other shares or assets as detailed in a letter of even date from the Original Borrower to the Agent provided that the proceeds of the disposal are applied in accordance with the provisions of Clause
          10.2 (Mandatory Prepayment from Net Disposal Proceeds);

     (j) on arm's length terms of a fixed asset for cash by a Group member which disposals are not within paragraph (a) to (i) above and where the value of the net consideration received by a Group member in respect of any such disposal:

          (i)  does not exceed (Pounds)2,000,000 (or its equivalent); and

          (ii) when aggregated with all other such disposals by members of the Group made in the same financial year of the Group does not exceed (Pounds)5,000,000 (or its equivalent);

     "Qualifying Lender" has the meaning given to it in Clause 16 (Tax Gross-up and Indemnities).

     "Quotation Day" means, in relation to any period for which an interest rate is to be determined:

     (a)  (if the currency is sterling) the first day of that period;

     (b) (if the currency is euro) two TARGET Days before the first day of that period; or

     (c) (for any other currency) two Business Days before the first day of that period,

     unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

     "Reference Banks" means the principal London offices of Barclays Bank PLC and such other Lenders as may be appointed by the Agent in consultation with the Original Borrower.

     "Regulations T, U and X" means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor).

     "Relevant Interbank Market" means the London interbank market.

     "Relevant Period" bears the meaning given to it in Clause 24.1 (Financial Definitions).

     "Repayment Instalment" means each instalment for repayment of the Facility A Loans referred to in Clause 8.1 (Repayment of Facility A Loans).

     "Repeating Representations" means each of the representations set out in Clauses 22.1 (Status) to 22.6 (Governing Law and Enforcement), Clause 22.9 (No Default), paragraph (d) of Clause 22.10 (No Misleading Information), Clause 22.12 (Pari Passu Ranking) and Clause 22.13 (No Proceedings Pending or Threatened).

     "Reports" means the due diligence reports, in agreed form, prepared by (a) Debevoise & Plimpton and Ashurst Morris Crisp, (b) PricewaterhouseCoopers and (c) LeBoeuf Lamb Greene & MacRae in the case of (a) and (c) with a reliance letter addressed to the Finance Parties and in the case of (b) addressed to the Finance Parties.

     "Reservations" means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under the Limitations Act 1980, the possibility that an undertaking to assume liability for or indemnify against non-payment of United Kingdom stamp duty may be void, defences of set-off or counterclaim and similar principles.

     "Resignation Letter" means a letter substantially in the form set out in
     Schedule 7 (Form of Resignation Letter).

     "Rollover Loan" means one or more Facility B Loans:

     (a) made or to be made on the same day that a maturing Facility B Loan is due to be repaid;

     (b) the aggregate amount of which is equal to or less than the maturing Facility B Loan;

     (c) in the same currency as the maturing Facility B Loan (unless it arose as a result of the operation of Clause 7.2 (Unavailability of a Currency)); and

     (d) made or to be made to the same Borrower for the purpose of refinancing a maturing Facility B Loan.

     "Screen Rate" means the British Bankers' Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Original Borrower and the Lenders.

     "SEC" means the United States Securities and Exchange Commission or any successor thereto.

     "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

     "Security Documents" means the security documents in the agreed form specified in Schedule 13 (Security Documents) together with any other document entered into by an Obligor evidencing any security for all or any part of the obligations of the Obligors or any of them under the Finance Documents.

     "Selection Notice" means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 13 (Interest Periods and Terms) in relation to Facility A.

     "Specified Time" means a time determined in accordance with Schedule 11 (Timetables).

     "Subsidiary" means a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985.

     "Syndication Date" means the day which is three Months after Tender Offer has become unconditional or such earlier date as specified by the Mandated Lead Arranger as the day on which the sub-underwriting and general syndication of the Facilities is completed.

     "Target" means E.W. Blanch Holdings, Inc.

     "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

     "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

     "Target Group" means Target and its Subsidiaries.

     "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

     "Tax Structure Paper" means the tax structure paper in agreed form and prepared by PricewaterhouseCoopers.

     "Taxes Act" means the Income and Corporation Taxes Act 1988.

     "Tender Offer" means the offer by Bidco to acquire a majority of the outstanding shares of Target through a cash tender offer as more specifically set out and governed by the terms and conditions of the Offer to Purchase.

     "Termination Date" means the date falling 60 Months from the date of this Agreement.

     "Term" means, in relation to any Bank Guarantee, the period from its Utilisation Date until its Expiry Date.

     "Total Commitments" means the aggregate of the total facility a commitments and the total Facility B commitments, being $390,000,000 at the date of this agreement.

     "Total Facility A Commitments" means the aggregate of the Facility A Commitments, being $315,000,000 at the date of this Agreement.

     "Total Facility B Commitments" means the aggregate of the Facility B Commitments, being $75,000,000 at the date of this Agreement.

     "Transfer Certificate" means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Agent and the Original Borrower.

     "Transfer Date" means, in relation to a transfer, the later of:

     (a)  the proposed Transfer Date specified in the Transfer Certificate; and

     (b)  the date on which the Agent executes the Transfer Certificate.

     "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

     "U.S." and "United States" means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

     "U.S. Borrower" means a Borrower whose jurisdiction of incorporation is a state of the United States of America or the District of Columbia.

     "U.S. Group Company" means any U.S. Obligor whose jurisdiction of incorporation is a state of the United States of America or the District of Columbia.

     "U.S. Guarantor" means a Guarantor whose jurisdiction of incorporation is a state of the United States of America or the District of Columbia.

     "U.S. Obligor" means a U.S. Borrower or a U.S. Guarantor.

     "U.S. Security Documents" means each security document in an agreed form executed or to be executed by a U.S. Obligor securing the Obligations of the Obligors under the Finance Documents.

     "Utilisation" means a utilisation of a Facility whether by way of Loan or Bank Guarantee.

     "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made or the relevant Bank Guarantee is to be issued.

     "Utilisation Request" means a notice substantially in the form set out in
     Part I of Schedule 3 (Requests).

     "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

     "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

1.2    Construction

       (a) Unless a contrary indication appears a reference in this Agreement to:

            (i) a document in "agreed form" is a document that has been initialled as such on or before the date of this Agreement for the purposes of identification by or on behalf of the Original Borrower, and either the Mandated Lead Arranger or the Agent or is executed on or before the date of this Agreement by the Original Borrower, and either the Mandated Lead Arranger or the Agent or if not executed or initialled, is in form and substance satisfactory to the Agent;

            (ii) "assets" includes present and future properties, revenues and rights of every description;

            (iii) "Barclays Capital" is a reference to Barclays Capital, the investment banking division of Barclays Bank PLC;

            (iv) "disposal" includes any sale, lease, transfer or other disposal;

            (v) a "finance document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

            (vi) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

            (vii) a Lender's "participation", in relation to a Bank Guarantee, shall be construed as a reference to the rights and obligations of that Lender in relation to that Bank Guarantee as are expressly set out in this Agreement;

            (viii) a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

            (ix) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

            (x) a provision of law is a reference to that provision as amended or re-enacted; and

            (xi)    a time of day is a reference to London time.

     (b) Section, Clause and Schedule headings are for ease of reference only.

     (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

     (d) A Default or an Event of Default is "continuing" if it has not been remedied or waived.

1.3  Currency Symbols and Definitions

     "$" and "dollars" denote lawful currency of the United States of America "(Pounds)" and "sterling" denotes lawful currency of the United Kingdom and "EUR" and "euro" means the single currency unit of the Participating Member States.

1.4  Third party rights

     (a) Except as provided in a Finance Document, the terms of a Finance Document may be enforced only by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

     (b) Notwithstanding any provision of any Finance Document, the Parties to the Finance Document do not require the consent of any third party to rescind or vary any Finance Document at any time.

                                   SECTION 2

                                THE FACILITIES

2.       THE FACILITIES

2.1      The Facilities

         Subject to the terms of this Agreement, the Lenders make available to the Borrowers:

         (a) a multicurrency amortising term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

         (b) a multicurrency revolving loan and bank guarantee facility in an aggregate amount equal to the Total Facility B Commitments.

2.2      Lenders' rights and obligations

         (a) The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

         (b) The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from an Obligor shall be a separate and independent debt.

         (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.       PURPOSE

3.1      Purpose

         The Facilities are intended for the purpose of financing in part:

         (a) the acquisition of all the stock in the Target in accordance with terms and conditions of the Merger Agreement and the Tender Offer;

         (b)  the payment of the Acquisition Costs;

         (c) the refinancing of the HSBC Facility and the Bank of America Facility;

         (d) the counter-guaranteeing or cash collateralisation of the existing guarantee in respect of the Loan Notes;

         (e) the general working capital requirements and corporate purposes of the Group;

         (f) the making of certain bonus payments to Messrs Karon and Fox as described in the Tax Structure Paper;

         (g)  the guaranteeing of the Kelly Loan Notes; and

         (h)  the refinancing of the ERC Debt.

         The Facilities available under this Agreement will not be used for any purpose which would constitute financial assistance in accordance with section 151 of Companies Act 1985.

3.2      Monitoring

         No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.       CONDITIONS OF UTILISATION

4.1      Initial conditions precedent

         No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Original Borrower and the Lenders promptly upon being so satisfied.

4.2      Further conditions precedent

         (a) The Lenders and the Fronting Bank will only be obliged to comply with Clause 5.4 (Lenders' and Fronting Bank's participation) if on the date of the Utilisation Request and on the proposed Utilisation Date (but subject to Clause 4.5 (Certain Funds)):

              (i) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

              (ii) the Repeating Representations to be made by each Obligor are true in all material respects.

         (b) The Lenders will only be obliged to comply with Clause 7.3 (Change of currency) if, on the first day of an Interest Period, no Default is continuing or would result from the change of currency and the Repeating Representations to be made by each Obligor are true in all material respects.

4.3      Conditions relating to Optional Currencies

         (a) A currency will constitute an Optional Currency in relation to a Loan if:

              (i) it is sterling or euros or any other currency (except dollars) which is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan; and

              (ii) it is sterling or euros or any other currency (except dollars) which has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request or Selection Notice for that Loan.

         (b) If the Agent has received a written request from the Original Borrower for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Original Borrower by the Specified Time:

              (i)  whether or not the Lenders have granted their approval; and

             (ii) if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

        (c) If the euro constitutes an Optional Currency at any time, a Loan in euro will only be made available in the euro unit.

4.4     Maximum number of Loans

        (a) A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

             (i)  eight or more Facility A Loans would be outstanding; or

             (ii) ten or more Facility B Loans would be outstanding.

        (b) A Borrower may not request that a Facility A Loan be divided if, as a result of the proposed division, eight or more Facility A Loans would be outstanding.

        (c) Any Loan made by a single Lender under Clause 7.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

4.5     Certain Funds

        To ensure that the Original Borrower has resources available to fulfil its obligations under the Tender Offer, the Lenders agree that (without prejudice to Clause 26.16 (Certain Funds Period)) in relation to any Facility A Loan requested to be made (or a Bank Guarantee in respect of the Loan Notes requested to be issued) or a Facility B Loan made for the purpose of financing the cash collateralisation of the Loan Notes during the Certain Funds Period:

        (a) sub-clause 4.2(a)(i) of Clause 4.2 (Further Conditions Precedent) shall only apply if a Certain Funds Event of Default has occurred which is continuing; and

        (b) sub-clause 4.2(a)(ii) of Clause 4.2 (Further Conditions Precedent) shall only apply to the Certain Funds Repeated Representations.

                                   SECTION 3

                                  UTILISATION

5.        UTILISATION

5.1       Delivery of a Utilisation Request

          A Borrower (in the case of a Utilisation by way of Bank Guarantee, only the Original Borrower) may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2       Completion of a Utilisation Request

          (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

               (i)    it identifies the Facility to be utilised;

               (ii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

               (iii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

               (iv) the proposed Interest Period or Term, as the case may be, complies with Clause 13 (Interest Periods and Terms); and

                (v) in relation to a Bank Guarantee, the Fronting Bank and the Agent have approved the Term of the Bank Guarantee (which, unless the Agent and the Fronting Bank otherwise agrees in writing, shall be substantially in the form set in
                      Schedule 14 (Form of Bank Guarantee)), the purpose of its issue and the identity of the beneficiary.

          (b) Only one Loan or Bank Guarantee may be requested in each Utilisation Request.

5.3       Currency and amount

          (a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

          (b) The amount of the proposed Loan or Bank Guarantee must be an amount whose Base Currency Amount is not more than the Available Facility and which is (in the case of a Loan only):

          (i) if the currency selected is the Base Currency, a minimum of $25,000,000 for Facility A and $5,000,000 for Facility B or in either case, if less, the Available Facility; or

          (ii) if the currency selected is euro, a minimum of euro 25,000,000 for Facility A and euro 5,000,000 for Facility B or in either case, if less, the Available Facility.

        (iii) if the currency selected is sterling, a minimum of (Pounds)15,000,000 for Facility A and (Pounds)2,500,000 for Facility B or in either case, if less, the Available Facility; or

        (iv) if the currency selected is an Optional Currency other than euros or sterling, the minimum amount (or an integral multiple, if required) specified by the Agent pursuant to paragraph (b) (ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility.

5.4  Lenders' and Fronting Bank's participation

     (a) If the conditions set out in this Agreement have been met, (i) each Lender shall make its participation in each Loan available through its Facility Office (ii) the Fronting Bank shall issue each Bank Guarantee through its Facility Office.

     (b) The amount of each Lender's participation in each Loan and each Bank Guarantee will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan or the issue of the Bank Guarantee.

     (c) The Agent shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and each Bank Guarantee at the Specified Time.

6.   BANK GUARANTEES

6.1  Completion of Bank Guarantees

     The Fronting Bank is authorised to issue any Bank Guarantee pursuant to Clause 4 (Conditions of Utilisation) by:

     (a) completing the issue date and the proposed Expiry Date of that Bank Guarantee; and

     (b) executing and delivering that Bank Guarantee to the relevant recipient on the Utilisation Date.

6.2  Renewal of a Bank Guarantee

     (a) Not less than three Business Days before the Expiry Date of a Bank Guarantee the Original Borrower may, by written notice to the Agent, request that the Term of that Bank Guarantee be extended.

     (b) The Finance Parties shall treat the request in the same way as a Utilisation Request for a Bank Guarantee in the amount and maturity of the Bank Guarantee (as to be extended).

     (c) The terms of each renewed Bank Guarantee shall be the same as those of the relevant Bank Guarantee immediately prior to its renewal, save that its Term shall commence on the date which was the Expiry Date of that Bank Guarantee immediately prior to its renewal and shall end on the proposed Expiry Date specified in the request.

     (d) The relevant Fronting Bank is authorised to amend any Bank Guarantee pursuant to a request if the conditions set out in this Agreement have been complied with.

6.3       Restrictions on participation in Bank Guarantees

          If at any time prior to the issue of a Bank Guarantee any Lender is prohibited by law or pursuant to any request from or requirement of any central bank or other fiscal, monetary or other authority from having any right or obligation under this Agreement in respect of a Bank Guarantee, that Lender shall notify the Agent on or before the Business Day prior to the proposed Utilisation Date and:

          (a) the maximum actual and contingent liabilities of the Fronting Bank under that Bank Guarantee shall be reduced by an amount equal to an amount which would have been the amount of that Lender's Bank Guarantee Proportion of that Bank Guarantee if the prohibition had not occurred;

          (b) the Bank Guarantee Proportion of that Lender in relation to that Bank Guarantee shall be nil; and

          (c) that Lender's Available Commitment shall be reduced by an amount equal to an amount which would have been the amount of that Lender's Bank Guarantee Proportion of the Bank Guarantee if the prohibition had not occurred.

7.        OPTIONAL CURRENCIES

7.1       Selection of currency

          (a) A Borrower (or the Original Borrower on behalf of a Borrower) shall select the currency of a Loan or Bank Guarantee:

               (i) (in the case of an initial Utilisation) in a Utilisation Request; and

               (ii) (afterwards in relation to a Facility A Loan made to it) in a Selection Notice.

          (b) If a Borrower (or the Original Borrower on behalf of a Borrower) fails to issue a Selection Notice in relation to a Facility A Loan, the Loan will remain denominated for its next Interest Period in the same currency in which it is then outstanding.

          (c) If a Borrower (or the Original Borrower on behalf of a Borrower) issues a Selection Notice requesting a change of currency and the first day of the requested Interest Period is not a Business Day for the new currency, the Agent shall promptly notify the Borrower and the Lenders and the Loan will remain in the existing currency (with Interest Periods running from one Business Day until the next Business Day) until the next day which is a Business Day for both currencies, on which day the requested Interest Period will begin.

7.2       Unavailability of a currency

          If before the Specified Time on any Quotation Day:

          (a) the Agent has received notice from a Lender that an Optional Currency requested is not readily available to it in the amount required; or

          (b) a Lender notifies the Agent that compliance with its obligation to participate in a Loan in a proposed Optional Currency (other than sterling or euros) would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 7.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the maturing Facility B Loan that is due to be repaid) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

7.3       Change of currency

          (a) If a Facility A Loan is to be denominated in different currencies during two successive Interest Periods:

               (i) if the currency for the second Interest Period is an Optional Currency, the amount of the Loan in that Optional Currency will be calculated by the Agent as the amount of that Optional Currency equal to the Base Currency Amount of the Loan at the Agent's Spot Rate of Exchange at the Specified Time;

               (ii) if the currency for the second Interest Period is the Base Currency, the amount of the Loan will be equal to the Base Currency Amount;

               (iii) (unless the Agent and the Borrower agree otherwise in accordance with paragraph (b) below) the Borrower that has borrowed the Loan shall repay it on the last day of the first Interest Period in the currency in which it was denominated for that Interest Period; and

               (iv) (subject to Clause 4.2 (Further conditions precedent)) the Lenders shall re-advance the Loan in the new currency in accordance with Clause 7.5 (Agent's calculations).

           (b) If the Agent and the Borrower that has borrowed the Facility A Loan agree, the Agent shall:

               (i) apply the amount paid to it by the Lenders pursuant to paragraph (a)(iv) above (or so much of that amount as is necessary) in or towards purchase of an amount in the currency in which the Facility A Loan is outstanding for the first Interest Period; and

               (ii) use the amount it purchases in or towards satisfaction of the relevant Borrower's obligations under paragraph
                     (a)(iii) above.

           (c) If the amount purchased by the Agent pursuant to paragraph (b)(i) above is less than the amount required to be repaid by the relevant Borrower, the Agent shall promptly notify that Borrower and that Borrower shall, on the last day of the first Interest

               Period, pay an amount to the Agent (in the currency of the outstanding Facility A Loan for the first Interest Period) equal to the difference.

          (d) If any part of the amount paid to the Agent by the Lenders pursuant to paragraph (a)(iv) above is not needed to purchase the amount required to be repaid by the relevant Borrower, the Agent shall promptly notify that Borrower and pay that Borrower, on the last day of the first Interest Period that part of that amount (in the new currency).

7.4       Same Optional Currency during successive Interest Periods

          (a) If a Facility A Loan is to be denominated in the same Optional Currency during two successive Interest Periods, the Agent shall calculate the amount of the Facility A Loan in the Optional Currency for the second of those Interest Periods (by calculating the amount of Optional Currency equal to the Base Currency Amount of that Facility A Loan at the Agent's Spot Rate of Exchange at the Specified Time) and (subject to paragraph (b) below):

               (i) if the amount calculated is less than the existing amount of that Facility A Loan in the Optional Currency during the first Interest Period, promptly notify the Borrower that has borrowed that Facility A Loan and that Borrower shall pay, on the last day of the first Interest Period, an amount equal to the difference; or

               (ii) if the amount calculated is more than the existing amount of that Facility A Loan in the Optional Currency during the first Interest Period, promptly notify each Lender and, if no Event of Default is continuing, each Lender shall, on the last day of the first Interest Period, pay its participation in an amount equal to the difference.

          (b) If the calculation made by the Agent pursuant to paragraph (a) above shows that the amount of the Facility A Loan in the Optional Currency has increased or decreased by less than 5 per cent. compared to its Base Currency Amount, no notification shall be made by the Agent and no payment shall be required under paragraph (a) above.

7.5       Agent's calculations

          (a) All calculations made by the Agent pursuant to this Clause 7 will take into account any repayment, prepayment, consolidation or division of Facility A Loans to be made on the last day of the first Interest Period.

          (b)  Each Lender's participation in a Loan will, subject to paragraph
               (a) above, be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' and Fronting Bank's participation).

                                   SECTION 4

                    REPAYMENT, PREPAYMENT AND CANCELLATION

8.   REPAYMENT

8.1  Repayment of Facility A Loans

     (a) Each Borrower shall repay the Facility A Loans made to it in instalments by repaying on each Repayment Date an amount such that the aggregate of the Base Currency Amounts of the Facility A Loans is reduced by the amount set out opposite each Repayment Date below:

          Repayment Date                                         Repayment Instalments
          12 Months from the date of this Agreement                US$38,000,000

          24 Months from the date of this Agreement                US$38,000,000

          36 Months from the date of this Agreement                US$58,000,000

          48 Months from the date of this Agreement                US$58,000,000

          60 Months from the date of this Agreement                US$123,000,000

     (b) If, in relation to the Facility A Repayment Date, the aggregate of the Base Currency Amounts of the Facility A Loans made to the Borrowers exceeds the Repayment Instalment to be paid by the Borrowers, the Original Borrower may, if it gives the Agent not less than five Business Days' prior notice, select which of those Facility A Loans will be wholly or partially repaid so that the Repayment Instalment is paid on the relevant Repayment Date in full. The Original Borrower may not make a selection if as a result more than one Facility A Loan will be partially repaid.

     (c) If the Original Borrower fails to deliver a notice to the Agent in accordance with paragraph (b) above, the Agent shall select the Facility A Loans to be wholly or partially repaid.

     (d) Any repayment or prepayment of a Facility A Loan denominated in an Optional Currency shall reduce the amount of that Facility A Loan by the amount of that Optional Currency repaid and shall reduce the Base Currency Amount of that Facility A Loan proportionally.

     (e)  No Borrower may reborrow any part of Facility A which is repaid.

8.2  Repayment of Facility B Loans

     Each Borrower which has drawn a Facility B Loan shall repay that Loan on the last day of its Interest Period.

 9.  BORROWER'S LIABILITIES IN RELATION TO BANK GUARANTEES

9.1  Demands under Bank Guarantees

     If a demand is made under a Bank Guarantee or the Fronting Bank incurs in connection with a Bank Guarantee any other liability, cost, claim, loss or expense which is to be reimbursed pursuant to this Agreement, the Fronting Bank shall promptly notify the Agent of the amount of such demand or such liability, cost, claim, loss or expense and the Bank Guarantee to which it relates and the Agent shall promptly make demand upon the Original Borrower in accordance with this Agreement and notify the Lenders.

9.2  Borrowers' indemnity to Fronting Banks

     The Original Borrower shall irrevocably and unconditionally as a primary obligation indemnify (within three Business Days of demand of the Agent) the Fronting Bank against:

     (a) any sum paid or due and payable by the Fronting Bank under a Bank Guarantee; and

     (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from the Fronting Bank under any Bank Guarantee or in connection with such Bank Guarantee), claims, losses and expenses which the Fronting Bank may at any time incur or sustain in connection with or arising out of a Bank Guarantee.

9.3  Borrowers' indemnity to Lenders

     The Original Borrower shall irrevocably and unconditionally as a primary obligation indemnify (within three Business Days of demand of the Agent) each Lender against:

     (a)  any sum paid or due and payable by that Lender (whether under Clause
          30.1 (Lenders' Indemnity) or otherwise) in connection with a Bank Guarantee; and

     (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from that Lender in connection with that Bank Guarantee), claims, losses and expenses which that Lender may at any time incur or sustain in connection with any Bank Guarantee.

9.4       Preservation of rights

          Neither the obligations of the Original Borrower set out in this Clause 9 nor the rights, powers and remedies conferred on the Fronting Bank or any Lender by this Agreement or by law shall be discharged, impaired or otherwise affected by:

          (a) the winding-up, dissolution, administration or re-organisation of the Fronting Bank, any Lender or any other person or any change in its status, function, control or ownership;

          (b) any of the obligations of the Fronting Bank, any Lender or any other person under this Agreement or under any Bank Guarantee or under any other security taken in respect of its obligations under this Agreement or otherwise in connection with a Bank Guarantee being or becoming illegal, invalid, unenforceable or ineffective in any respect;

          (c) time or other indulgence being granted or agreed to be granted to the Fronting Bank, any Lender or any other person in respect of its obligations under this Agreement or under or in connection with a Bank Guarantee or under any other security;

          (d) any amendment to, or any variation, waiver or release of, any obligation of the fronting bank, any Lender or any other person under a Bank Guarantee or this agreement;

          (e) any other act, event or omission which, but for this Clause 9, might operate to discharge, impair or otherwise affect any of the obligations of the Original Borrower set out in this Clause 9 or any of the rights, powers or remedies conferred upon the Fronting Bank or any Lender by this Agreement or by law.

          The obligations of the Original Borrower set out in this Clause 9 shall be in addition to and independent of every other security which any Fronting Bank or any Lender may at any time hold in respect of the Original Borrower's obligations under this Agreement.

     9.5  Settlement conditional

          Any settlement or discharge between the Original Borrower and the Fronting Bank or a Lender shall be conditional upon no security or payment to the Fronting Bank or Lender by the Original Borrower, or any other person on behalf of the Original Borrower, being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the Fronting Bank or Lender shall be entitled to recover the value or amount of such security or payment from the Original Borrower subsequently as if such settlement or discharge had not occurred.

9.6       Right to make payments under Bank Guarantees

          The Fronting Bank shall be entitled to make any payment in accordance with the terms of the relevant Bank Guarantee without any reference to or further authority from the Original Borrower or any other investigation or enquiry. The Original Borrower irrevocably authorises the Fronting Bank to comply with any demand under a Bank Guarantee which is valid on its face.

9.7       Revaluation of Outstandings

          On each Bank Guarantee Valuation Date, the Agent shall calculate the amount of the Outstandings (having regard to changes in the Base Currency Amounts of the Bank Guarantees which may arise as a result of currency fluctuations) and the Agent shall notify the Original Borrower of the amount, if any (the "Excess Amount") by which the Outstandings exceed the aggregate Commitments of the Lender and the Original Borrower shall:

          (a) procure that the Outstandings are reduced by an amount no less than the Excess Amount; or

          (b) secure that Excess Amount by providing Cash Collateral in an amount no less than the Excess Amount.

10.       MANDATORY PREPAYMENT

10.1      Definitions

          For the purposes of this Clause 9:

          "Net Disposal Proceeds" means the cash proceeds (including any amount received in repayment of intercompany debt) of any disposal of any asset of any member of the Group after deducting:

          (a) reasonable out of pocket expenses directly incurred by any member of the Group due to such disposal;

          (b)  VAT paid or payable by the seller due to such disposal;

          (c) any tax directly incurred and required to be paid by the seller in connection with such disposal (as reasonably determined by the seller, acting in good faith, on the basis of existing rates and taking account of any available credit, deduction or allowance);

          (d) in the case of a disposal effected by a Subsidiary of the Original Borrower, such provision as shall be reasonable for all costs and taxes incurred by the Group and fairly attributable to up-streaming the cash proceeds or making any distribution in connection therewith to enable them to reach a Borrower;

          (e) in the case of a disposal of a Subsidiary of the Original Borrower where liabilities to third parties in respect of Indebtedness for Borrowed Money are assumed by other members of the Group as part of the consideration for the sale of the Subsidiary, such amount of the consideration received by the Group which is fairly attributable to that assumption; and

          (f) in the case of a disposal by a Subsidiary of the Borrower that is not a wholly-owned Subsidiary, the pro rata share of such net cash proceeds attributable to the minority interests in that subsidiary, provided that proceeds received in respect of any disposal referred to in paragraphs (a) to (c) or (e) of the definition of Permitted Disposals shall not constitute Net Disposal Proceeds.

10.2      Mandatory Prepayment from Net Disposal Proceeds

          to the extent that is lawfully permissible (and provided that a prepayment under this Clause 10.2 will not contravene or result in a breach of any exchange controls or result in a requirement to pay a withholding tax of five per cent. or more of the Net Disposal Proceeds) on receipt by any member of the Group of Net Disposal Proceeds which when aggregated with all other Net Disposal Proceeds received by members of the group in any given financial year amount to more than (pounds)5,000,000 (or its equivalent) (the "Threshold Amount"), the Original Borrower shall procure that:

          (a) the excess of such Net Disposal Proceeds over the Threshold Amount are paid into a Holding Account in accordance with Clause
               10.7 (Prepayment and Holding Accounts); and

          (b) the excess of such Net Disposal Proceeds over the Threshold Amount is reinvested in assets used in its risk management business within six Months from receipt of such Net Disposal Proceeds; or

          (c) if such reinvestment does not occur within the six Month period, such excess cash shall be applied by no later than the last day of the Interest Period first ending after the expiry of the six Month period in repayment of the Outstandings in accordance with Clause 10.5 (Application of Prepayments).

10.3      Mandatory Prepayment, Sale or Flotation

          In the event of:

          (a) any Flotation; or

          (b) any Change of Control of the Original Borrower;

          then the Agent may (and, if so instructed by the Lenders or the Fronting Bank, shall) by notice to the Original Borrower:

          (a) declare all the Loans and Bank Guarantees to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums than owed by the Borrowers hereunder); and/or

          (b) declare that any undrawn portion of the Facilities or Bank Guarantees shall be cancelled, whereupon the same shall be cancelled and the Available Commitment of each Lender shall be reduced to zero.

10.4     Mandatory Prepayment from Share Issues

         Save for shares issued to Messrs. Karon and Fox as set out in the Tax Structure Paper and save for the proceeds of the exercise of share options by, or the issue of shares or share options (directly or indirectly) to employees where such proceeds do not exceed in aggregate (Pounds)10,000,000 (or its equivalent) the Original Borrower shall procure that all Outstandings shall, to the fullest extent it is legally permissible, be prepaid by no later than the last date of the Interest Period (and until such time as a payment is made under this Clause 10.4 to deposit such proceeds into a Holding Account) first ending after the receipt of the relevant proceeds in aggregate amounts equal to the net cash proceeds (and for the avoidance of doubt such net cash proceeds excludes any reasonable costs, expenses or tax incurred in relation to such issue of shares, bonds, notes, capital or loan stock or similar instruments however described) raised by any member of the Group pursuant to any issue of shares, bonds, notes, capital or loan stock or similar instruments however described. Any such prepayment shall be applied at the end of the Interest Period in repayment of the Outstandings in accordance with Clause 10.5 (Application of Prepayments).

10.5     Application of Prepayments

         (a) Any prepayment made under Clause 10.2 (Mandatory Prepayment of Proceeds) or Clause 10.4 (Mandatory Prepayment from Share Issues) shall be applied in prepayment of the outstandings under Facility A.

         (b) Any amount to be applied in prepayment of outstandings under Facility A, pursuant to Clauses 10.2 (Mandatory Prepayment from Net Disposal Proceeds) and 10.4 (Mandatory Prepayment from Share Issues) shall be applied in the following manner:


             (i) if such amount when aggregated with any previous amounts to be so applied is equal to or less than (Pounds)25,000,000, then fifty per cent. of such amount shall be applied in satisfaction of the Original Borrower's obligations under Clause 8.1 (Repayment of Facility A Loans) pro rata and the remainder shall be applied against such obligations in inverse chronological order; and

             (ii) in all other cases, such amount shall be applied in satisfaction of the Original Borrower's obligations under Clause 8.1 (Repayment of Facility A Loans) in inverse chronological order.

10.6     Illegality

         If, at any time, it is or will become unlawful in any jurisdiction for a Lender or the Fronting Bank to perform any of its obligations as contemplated by this Agreement or to fund, issue or participate in any Loan or Bank Guarantee:

        (a) that Lender or Fronting Bank, as the case may be shall promptly notify the Agent upon becoming aware of that event;

        (b) upon the Agent notifying the Original Borrower, the Commitment of that Lender will be immediately cancelled; and

        (c) each Borrower shall, on the last day of the Interest Period for each Loan or Term for each Bank Guarantee, as the case may be, occurring after the Agent has notified the Original Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent,

             (i) repay that Lender's participation in the Loans made to that Borrower; and

             (ii) the Original Borrower shall ensure that the liabilities of that Lender or the Fronting Bank under or in respect of each Bank Guarantee are reduced to zero or otherwise secured by providing Cash Collateral in an amount equal to such Lender's Bank Guarantee Proportion of those Bank Guarantees or the Fronting Bank's maximum actual and contingent liabilities under that Bank Guarantee in the currency or currencies of those Bank Guarantees.

10.7  Prepayment and Holding Accounts

      10.7.1 The Original Borrower shall ensure that any amounts required to be reinvested pursuant to Clause 10.2 (Mandatory Prepayment from Net Disposal Proceeds), are paid promptly into a Holding Account upon receipt and prior to use for the relevant purpose.

     10.7.2 The Original Borrower irrevocably authorises the Agent on behalf of itself and the other Borrowers, if any, to withdraw monies from the Holding Account upon the giving of notice to the Original Borrower pursuant to Clause 26.15 (Acceleration), against any amounts due and payable under the Finance Documents.

     10.7.3 Any Lender with which such account is held acknowledges and agrees that interest shall accrue at normal commercial rates on amounts credited to the Holding Account and that the account holder shall be entitled to receive such interest (which shall be paid in accordance with the mandate relation to such account) provided that the account holder shall not be entitled to receive such interest while an Event of Default is continuing.

11.     CANCELLATION AND VOLUNTARY PREPAYMENT

11.1    Voluntary cancellation

        (a) The Original Borrower may, if it gives the Agent not less than 10 days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $2,500,000 and if more, integral multiples of $1,000,000) of an Available Facility without any premium or penalty. Any cancellation under this Clause 11.1 shall reduce the Commitments of the Lenders rateably under that Facility.

        (b) The Original Borrower may give the Agent not less than 10 days' prior notice of its intention to procure that the Fronting Bank's liability under a Bank Guarantee is reduced to zero (whereupon it shall do so).

11.2    Automatic Cancellation

        If the Tender Offer is withdrawn, terminated or lapsed or any Acquisition Document is terminated or cancelled, then the Available Facilities and Lenders' Available Commitment under the Facilities will be automatically cancelled.

11.3    Voluntary prepayment of Facility A Loans

        (a) A Borrower to which a Facility A Loan has been made may, if it gives the Agent not less than 10 days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Facility A Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Facility A Loan by a minimum amount of $5,000,000 and if more, integral multiples of $2,500,000).

        (b) A Facility A Loan may only be voluntarily prepaid after the last day of the Availability Period (or, if earlier, the day on which the applicable Available Facility is zero).

        (c) Any prepayment under this Clause 11.3 shall satisfy the obligations under Clause 8.1 (Repayment of Facility A Loans) on a pro rata basis.

11.4    Voluntary Prepayment of Facility B Loans

        The Borrower to which a Facility B Loan has been made may, if it gives the Agent not less than 10 days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Facility B Loan (but if in part, being an amount that reduces the Base Currency Amount of the Facility B Loan by a minimum amount of $5,000,000 and if more integral multiples of $2,500,000).

11.5    Right of repayment and cancellation in relation to a single Lender

        (a) If:

            (i) any sum payable to any Lender or the Fronting Bank by an Obligor is required to be increased under paragraph (c) of Clause 16.2 (Tax gross-up); or

            (ii) any Lender or the Fronting Bank claims indemnification from the Original Borrower under Clause 16.3 (Tax indemnity) or Clause 17.1 (Increased costs),

             the Original Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

        (b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

        (c) On the last day of each Interest Period or Term, as the case may be, which ends after the Original Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Original Borrower in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan and shall procure either that such Lender's Bank Guarantee Proportion of each relevant Bank Guarantee be reduced to zero (by reduction of the amount of that Bank Guarantee in an amount equal to that Lender's Bank Guarantee Proportion) or that Cash Collateral be provided to the Agent in an amount equal to such Lender's Bank Guarantee Proportion of that Bank Guarantee; or (if the circumstance relates to a Fronting Bank) the Original Borrower shall procure that the Fronting Bank's liability under any Bank Guarantees issued by it shall either be reduced to zero or otherwise secured by the Original Borrower providing Cash Collateral in an amount equal to the Fronting Bank's maximum actual and contingent liabilities under those Bank Guarantees.

11.6    Restrictions

        (a) Any notice of cancellation or prepayment given by any Party under this Clause 11 (Cancellation and Voluntary Prepayment) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

        (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

        (c)  No Borrower may reborrow any part of Facility A which is prepaid.

        (d) Unless a contrary indication appears in this Agreement, any part of Facility B which is prepaid may be reborrowed in accordance with the terms of this Agreement.

        (e) The Borrowers shall not repay or prepay all or any part of the Loans or Bank Guarantees or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

        (f) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

        (g) If the Agent receives a notice under this Clause 11 (Cancellation and Voluntary Prepayment) it shall promptly forward a copy of that notice to either the Original Borrower or the affected Lender, as appropriate.

                                   SECTION 5

                             COSTS OF UTILISATION

12.       INTEREST

12.1      Calculation of interest

          The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)       Margin;

(b)       LIBOR; and

(c)       Mandatory Cost.

12.2      Payment of interest

          The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

12.3      Default interest

          (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 12.3 shall be immediately payable by the Obligor on demand by the Agent.

          (b) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

12.4      Notification of rates of interest

          The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

13.       INTEREST PERIODS AND TERMS

13.1      Selection of Interest Periods and Terms

          (a) A Borrower (or the Original Borrower on behalf of a Borrower) may select an Interest Period for a Loan and a Term for a Bank Guarantee in the Utilisation Request for that Loan or Bank Guarantee, as the case may be, (if the Loan has already been borrowed) in a Selection Notice.

          (b) Each Selection Notice for a Facility A Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Original Borrower on behalf of a Borrower) to which that Facility A Loan was made not later than the Specified Time.

          (c) If a Borrower (or the Original Borrower) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 13.2 (Changes to Interest Periods), be one Month.

          (d) Subject to this Clause 13, a Borrower (or the Original Borrower) may select an Interest Period of one, two, three or six Months or any other period agreed between the Original Borrower and the Agent (acting on the instructions of all the Lenders). In addition a Borrower (or the Original Borrower on its behalf) may select an Interest Period of (in relation to Facility A) a period of less than one Month if necessary to ensure that there are Facility A Loans (with an aggregate Base Currency Amount equal to or greater than the Repayment Instalment) which have an Interest Period ending on a Facility A Repayment Date for the Borrowers to make the Repayment Instalment due on that date.

          (e) An Interest Period for a Loan and a Term for a Bank Guarantee shall not extend beyond the Termination Date applicable to its Facility.

          (f) The Original Borrower may select a Term for a Bank Guarantee (i) of a period not exceeding twelve months, or (ii) in the case of a Bank Guarantee or the Kelly Loan Notes in respect of the Loan Notes or the Kelly Loan Notes, ending on the respective maturity dates of the Loan Notes and the Kelly Loan Notes.

          (g) Each Interest Period for a Facility A Loan and each Term for a Bank Guarantee shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

          (h)  A Facility B Loan has one Interest Period only at any time.

          (i) Prior to the Syndication Date, Interest Periods shall be one Month or such other period as the Mandated Lead Arranger and the Original Borrower may agree and, provided that the Mandated Lead Arranger has given the Original Borrower five days' or more notice of the Syndication Date, any Interest Period which would otherwise end during the month preceding or extend beyond the Syndication Date shall end on the Syndication Date.

13.2      Changes to Interest Periods

          (a) Save to the extent remedied by a selection made by the Original Borrower pursuant to Clause 8.1(b) (Repayment of Facility A Loans) or Clause 13.1(d) (Selection of Interest Periods and Terms), prior to determining the interest rate for a Facility A Loan, the Agent may shorten an Interest Period for any Facility A Loan to ensure there are sufficient Facility A Loans with an Interest Period ending on a Facility A Repayment Date for the Borrowers to make the Repayment Instalment due on that Facility A Repayment Date.

          (b) If the Agent makes any of the changes to an Interest Period referred to in this Clause 13.2, it shall promptly notify the Original Borrower and the Lenders.

13.3      Non-Business Days

          If an Interest Period or Term would otherwise end on a day which is not a Business Day, that Interest Period or Term, as the case may be, will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

13.4      Consolidation and division of Facility A Loans

          (a)  Subject to paragraph (b) below, if two or more Interest Periods:

               (i)    relate to Facility A Loans in the same currency; and

               (ii)   end on the same date; and

               (iii)  are made to the same Borrower

               those Facility A Loans will, unless that Borrower (or the Original Borrower on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Facility A Loan on the last day of the Interest Period.

         (b) Subject to Clause 4.4 (Maximum number of Loans) and Clause 5.3 (Currency and amount), if a Borrower (or the Original Borrower on its behalf) requests in a Selection Notice that a Facility A Loan be divided into two or more Facility A Loans, that Facility A Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, being an aggregate Base Currency Amount equal to the Base Currency Amount of the Facility A Loan immediately before its division.

14.      CHANGES TO THE CALCULATION OF INTEREST

14.1     Absence of quotations
         Subject to Clause 14.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

14.2     Market disruption

         (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

         (i)  the Margin;

         (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

        (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

     (b)  In this Agreement "Market Disruption Event" means:

          (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and Interest Period; or

          (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

14.3   Alternative basis of interest or funding

       (a) If a Market Disruption Event occurs and the Agent or the Original Borrower so requires, the Agent and the Original Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

       (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Original Borrower, be binding on all Parties.

14.4   Break Costs

       (a) Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

       (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

15.   FEES

15.1  Commitment fee

      (a) The Original Borrower shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of:

           (i) 0.50 per cent. per annum on that Lender's Available Commitment under Facility A for the Availability Period applicable to Facility A; and

           (ii) 45 per cent of the Applicable Margin from day to day under Facility B for the Availability Period applicable to Facility B on that Lender's Available Commitment.

      (b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the Availability Period and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

15.2       Arrangement fee

           The Original Borrower shall pay to the Mandated Lead Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

15.3       Agency fee

           The Original Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

15.4       Bank Guarantee commission

           (a) The Original Borrower shall, in respect of each Bank Guarantee, pay to the Agent (for the account of each Lender) (for distribution in proportion to each Lender's Bank Guarantee Proportion of that Bank Guarantee) a Bank Guarantee commission in the Base Currency at the Bank Guarantee Commission Rate on the maximum actual and contingent liabilities of the Fronting Bank under the relevant Bank Guarantee.

           (b) The Bank Guarantee commission shall be paid in arrear in respect of each successive period of three Months (or such shorter period as shall end on the relevant Expiry Date) which begins during the Term of the relevant Bank Guarantee.

15.5       Fronting Bank fee

           The Original Borrower shall, in respect of each Bank Guarantee, pay to the Fronting Bank a fee in the amounts and at the times agreed between the Fronting Bank and the Original Borrower.

                                   SECTION 6

                        ADDITIONAL PAYMENT OBLIGATIONS

16.   TAX GROSS UP AND INDEMNITIES

16.1  Definitions

      (a) In this Clause 16:

          "Protected Party" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

          "Qualifying Lender" means:

          (a) in respect of a payment made by an Obligor incorporated in the United Kingdom, a Lender which is:

               (i) within the charge to the United Kingdom corporation tax as respects that payment and that is a Lender in respect of an advance made by a person that was a bank (as defined for the purpose of Section 349 of the Taxes Act in Section 840A of the Taxes Act) at the time that advance was made; or

               (ii) a Treaty Lender with respect to the United Kingdom.

          "Tax Credit" means a credit against, relief or remission for, or repayment of, any Tax.

          "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

          "Tax Payment" means an increased payment made by an Obligor to a Finance Party under Clause 16.2 (Tax gross-up) or a payment under Clause 16.3 (Tax indemnity).

          "Treaty Lender" means, in respect of a jurisdiction, a Lender entitled under the provisions of a double taxation treaty to receive payments of interest from a person resident in such jurisdictions without a Tax Deduction (subject to the completion of any necessary procedural formalities).

     (b) In this Clause 16 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

16.2      Tax gross-up

          (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

         (b) The Original Borrower or a Treaty Lender shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Treaty Lender it shall notify the Original Borrower and that Obligor.

          (c) If a Tax Deduction is required by law to be made by an Obligor in one of the circumstances set out in paragraph (d) below, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

          (d) The circumstances referred to in paragraph (c) above are where a person entitled to the payment:

              (i) is the Agent, the Security Trustee, the Fronting Bank or the Mandated Lead Arranger (on its own behalf); or

             (ii) is a Qualifying Lender, unless that Qualifying Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the Tax Deduction is required to be made as a result of the failure of such Treaty Lender to comply with paragraph (g) below.

            (iii) is not or has ceased to be a Qualifying Lender to the extent that this altered status results from any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any relevant taxing authority.

          (e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

          (f) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

          (g) A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

16.3      Tax indemnity

          (a) The Original Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that

         Protected Party determines has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

       (b) Paragraph (a) above shall not apply with respect to any Tax assessed on:

         (i)    a Finance Party:

                (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, or

         (ii) if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;

       (c) A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Original Borrower.

       (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 16.3, notify the Agent.

16.4   Tax Credit

       If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

       (a)  a Tax Credit is attributable to that Tax Payment; and

       (b)  that Finance Party has obtained, utilised and retained that Tax
            Credit,

       the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

16.5   Stamp taxes

       The Original Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

16.6   Value added tax

       (a) All consideration payable under a Finance Document by an Obligor to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Obligor shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

       (b) Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

17.    INCREASED COSTS

17.1   Increased costs

       (a) Subject to Clause 17.3 (Exceptions) the Original Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

       (b)  In this Agreement "Increased Costs" means:

            (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

            (ii)   an additional or increased cost; or

            (iii) a reduction of any amount due and payable under any Finance Document,

            which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document or Bank Guarantee.

17.2  Increased cost claims

      (a) A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Original Borrower.

(b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

17.3  Exceptions

      (a) Clause 17.1 (Increased costs) does not apply to the extent any Increased Cost is:

            (i) attributable to a Tax Deduction required by law to be made by an Obligor;

            (ii) compensated for by Clause 16.3 (Tax indemnity) (or would have been compensated for under Clause 16.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 16.3 (Tax indemnity) applied);

            (iii)  compensated for by the payment of the Mandatory Cost; or

             (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

      (b) In this Clause 17.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 16.1 (Definitions).

18.   OTHER INDEMNITIES

18.1  Currency indemnity
      (a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

           (i)  making or filing a claim or proof against that Obligor;

           (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

           that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

      (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2  Acquisition Indemnity

      The Original Borrower shall indemnify each Finance Party (each an "Indemnified Party") from time to time within 5 Business Days of demand of the Indemnified Party, against any cost, claim, loss, expense (including reasonable legal fees) or liability together with VAT thereon, whether or not reasonably foreseeable, which the relevant Indemnified Party has sustained or incurred (except to the extent that the same result from the negligence or wilful misconduct of that Indemnified Party) arising out of a claim or action of any person relating to the Tender Offer (whether or not made) or the Merger or any acquisition by the Original Borrower or any person acting in concert with the Original Borrower of any shares of Target or any use of the proceeds of any Loan.

18.3  Other indemnities

      The Original Borrower shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Lender and the Fronting Bank against any cost, loss or liability incurred by that Lender or the Fronting Bank as a result of:

      (a)  the occurrence of any Event of Default;

     (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Lenders);

      (c) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone);

      (d) issuing or making arrangements to issue a Bank Guarantee requested by the Original Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement; or

      (e) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Original Borrower.

18.4  Indemnity to the Agent

      The Original Borrower shall within three Business Days of demand indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

      (a)  investigating any event which it reasonably believes is a Default; or

      (b) entering into or performing any foreign exchange contract for the purposes of Clause 7 (Optional Currencies); or

      (c) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

19.       MITIGATION BY THE LENDERS

19.1      Mitigation
          (a) Each Finance Party shall, in consultation with the Original Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 10.6 (Illegality), Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

          (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

19.2      Limitation of liability

          (a) The Original Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

          (b)  A Finance Party is not obliged to take any steps under Clause
               19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

20.       COSTS AND EXPENSES

20.1      Transaction expenses
          The Original Borrower shall promptly on demand, and at the latest 30 days from the presentation of an invoice by the Agent, pay the Agent and the Mandated Lead Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

          (a) this Agreement and any other documents referred to in this Agreement; and

          (b) any other Finance Documents executed after the date of this Agreement.

          The obligations of the Original Borrower under this Clause 20.1 shall survive the failure of the purpose of this Agreement as set out in Clause 3 (Purpose).

20.2      Amendment costs

          If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 33.9 (Change of currency), the Original Borrower shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

20.3      Enforcement costs

          The Original Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

                                   SECTION 7

                                   GUARANTEE

21.   GUARANTEE AND INDEMNITY

21.1  Guarantee and indemnity

      Each Guarantor irrevocably and unconditionally jointly and severally:

      (a) guarantees to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

      (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

      (c) indemnifies to the extent permitted by law each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

21.2  Continuing guarantee

      This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

21.3  Reinstatement

      If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

      (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

      (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

21.4  Waiver of defences

      The obligations of each Guarantor under this Clause 21 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 21 (without limitation and whether or not known to it or any Finance Party) including to the extent permitted by law:

      (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

      (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

      (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

      (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

      (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

      (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

     (g)  any insolvency or similar proceedings.

21.5 Immediate recourse

     Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 21. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

21.6 Appropriations

     Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

     (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 21.

21.7  Deferral of Guarantors' rights

      Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

      (a)  to be indemnified by an Obligor;

      (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

      (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

21.8  Additional security

      This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

21.9  Limitation on U.S. Guarantors

      Any term or provision of this Clause 21 or any other term in this Agreement or any Finance Document notwithstanding, the maximum aggregate amount of the obligations for which any U.S. Guarantor shall be liable shall not exceed the maximum amount for which such U.S. Guarantor can be liable without rendering this Agreement or any other Finance Document, as it relates to the U.S. Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable state law) (collectively "Fraudulent Transfer Laws", in each case after giving effect (a) to all other liabilities of the U.S. Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Guarantor in respect of intercompany indebtedness to any Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the U.S. Guarantor hereunder) and (b) to the value as assets of the U.S. Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such U.S. Guarantor pursuant to (i) applicable law or (ii) any other agreement providing for an equitable allocation among the U.S. Guarantor and other Subsidiaries or affiliates of any Borrower of obligations arising under this Agreement or any guarantees of the obligations by such parties.

                                   SECTION 8

              REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

22.    REPRESENTATIONS

       Each Obligor makes the representations and warranties set out in this Clause 22 to each Finance Party on the date of this Agreement and on the Syndication Date provided that the representations in Clause 22.21 (Group Structure Chart) shall at the Syndication Date be deemed to reflect all transactions contemplated by the Tax Structure Paper.

22.1   Status

       (a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

       (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

22.2   Binding obligations

       The obligations expressed to be assumed by it in each Finance Document are, subject to any Reservations, legal, valid, binding and enforceable obligations.

22.3  Non-conflict with other obligations

      The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

      (a)  any law or regulation applicable to it;

      (b)  the constitutional documents of any member of the Group; or

      (c) any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group's assets in such manner or to such an extent which would reasonably be expected to have a Material Adverse Effect.

22.4  Power and authority

      It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

22.5  Validity and admissibility in evidence

      All Authorisations required:

      (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

      (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

      have been obtained or effected and are in full force and effect.

22.6   Governing law and enforcement

       (a) The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

       (b) Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

22.7   Deduction of Tax

       It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

22.8   No filing or stamp taxes

       Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents save for any filing or recording under section 395 of the Companies Act 1985 in connection with any Security Document and which will be effected promptly after the date of their execution.

22.9   No default

       (a) No Event of Default is continuing or would result from the making of any Utilisation.

       (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries') assets are subject which would reasonably be expected to have a Material Adverse Effect.

22.10  No misleading information

       (a) Any factual information provided in writing by an Obligor for the purposes of the Information Memorandum is true and accurate in all material respects as at the date it is provided or as at the date (if any) at which it is stated.

       (b) The financial projections contained in the Information Memorandum (at the time provided) have been prepared on the basis of recent historical information and on the basis of assumptions believed by the Original Borrower to be reasonable.

       (c) Nothing is (at the date of the Information Memorandum) omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

       (d) All written information (other than the Information Memorandum) supplied by the Original Borrower to the Agent or the Mandated Lead Arranger is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect.

22.11       Financial statements

            (a) Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

            (b) Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Original Borrower) during the relevant financial year.

            (c) There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Original Borrower) since 31 December 2000.

22.12       Pari passu ranking

            Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

22.13       No proceedings pending or threatened

            22.13.1 Subject to sub-clause 22.13.2 no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, would reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened in writing against it or any of its Subsidiaries.

           22.13.2 The representation in sub-clause 22.13.1 shall not apply to any litigation, arbitration or administrative proceedings of or before any court, arbitrary body or agency, provided that, external counsel to the relevant member of the Group, has advised such member that such litigation, arbitration, or administrative proceedings is unlikely to succeed.

 22.14     Environmental compliance

           Each member of the Group has performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so would reasonably be expected to have a Material Adverse Effect.

22.15      Environmental Claims

           No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group where that claim would be reasonably expected, if determined against that member of the Group, to have a Material Adverse Effect.

22.16  Taxation

       (a) It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (i) payment is being contested in good faith, (ii) it has maintained adequate reserves for those Taxes and (iii) payment can be lawfully withheld) where such failure to pay or discharge or in incurring penalties would reasonably be expected to have a Material Adverse Effect.

       (b) It is not materially overdue in the filing of any Tax returns where such overdue in filing would reasonably be expected to have a Material Adverse Effect.

       (c) No claims are being or are reasonably likely to be asserted against it with respect to Taxes which would reasonably be expected to have a Material Adverse Effect.

22.17  Agreed Financial Projections

       All forecasts, assumptions and projections contained in the Agreed Financial Projections, as provided to the Lenders, were made in good faith and after due enquiry and based on opinions and assumptions believed by the Original Borrower to be reasonable at the time supplied to the Lenders.

22.18  ERISA and Multiemployer Plans

       (a) Neither any U.S. Group Company nor any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the five calendar years immediately preceding the date of this Agreement made or accrued an obligation to make contributions to any Multiemployer Plan to an extent or in a manner which would reasonably be expected to have a Material Adverse Effect.

       (b) Each Employee Plan is in compliance in form and operation with ERISA and the Code and all other applicable laws and regulations save where any failure to comply would not reasonably be expected to have a Material Adverse Effect.

       (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified or is in the process of being submitted to the IRS for approval or will be so submitted during the applicable remedial amendment period, and, to the knowledge of the Company, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of an Employee Plan with no determination, nothing has occurred that would materially adversely affect such qualification).

       (d) The fair market value of the assets of each Employee Plan subject to Title IV of ERISA is at least equal to the present value of all accumulated benefit obligations under each such Employee Plan (based on the assumptions used for the purposes of Statement of Financial Accounting Standards No. 87) as of the date of the most recent financial statement reflecting such amounts or, if additional contributions are required to make the Employee Plan sufficient, the Company does not believe that such would reasonably be expected to have a Material Adverse Effect.

       (e) There are no actions, suits or claims pending against an Employee Plan (other than routine claims for benefits) or, to the knowledge of the Company, any U.S. Group Company or any ERISA Affiliate threatened, which would reasonably be expected to be asserted successfully against any Employee Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect.

       (f) Each U.S. Group Company and any ERISA Affiliate has made all material contributions to or under each such Employee Plan required by law within the applicable time limits prescribed thereby, the terms of such Employee Plan, or any contract or agreement requiring contributions to an Employee Plan save where any failure to comply would not reasonably be expected to have a Material Adverse Effect.

       (g) Neither any U.S. Group Company nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Plan subject to Section 4064(a) of ERISA to which it made contributions.

       (h) Neither any U.S. Group Company nor any ERISA Affiliate has incurred or reasonably expects to incur any liability to PBGC save for any liability which would not reasonably be expected to have a Material Adverse Effect.

       (i) No Employee Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code).

       (j) No notice of intent to terminate an Employee Plan has been filed, nor has any Employee Plan been terminated pursuant to the provisions of Section 4041(c) of ERISA.

       (k) No "Reportable Event", as such term is defined in Section 4043 of ERISA, with respect to which requirement of notice has not been waived by the PBGC, has occurred or is continuing with respect to any Employee Plan.

22.19  Margin Stock

       Neither making any Loan or Bank Guarantee hereunder nor use of the proceeds thereof nor the other transactions contemplated hereby or by the other Finance Documents will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States.

22.20  Investment Companies

       No U.S. Group Company is (1) a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended (2) an "investment company" or a company "controlled" by a person required to be registered as an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (3) subject to regulation under any United States federal or state statute or Regulation (other than Regulation X) limiting its ability to incur indebtedness.

22.21  Group Structure Chart

       The Group Structure Chart is accurate, up to date and complete in all material respects.

22.22  Repetition

       The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on the date of each Utilisation Request and the first day of each Interest Period or Terms, as the case may be.

       PROVIDED THAT, in respect to a Facility A Loan made or to be made during the Certain Funds Period, only the Certain Funds Repeated Representations will be deemed to be repeated by the relevant Obligor on the date such Facility A Loan or a Bank Guarantee in respect of the Loan Notes or a Facility B Loan to be used to cash collateralise the guarantee in respect of the Loan Notes is made or to be made, and, on the first day of each Interest Period or Term relating thereto.

23.    INFORMATION UNDERTAKINGS

       The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is Outstanding under the Finance Documents or any Commitment is in force.

23.1   Financial statements
       The Original Borrower shall supply to the Agent in sufficient copies for all the Lenders:

       (a) as soon as the same become available, but in any event within 120 days after the end of each of its financial years:

            (i) its audited consolidated financial statements for that financial year; and

            (ii) where required by law or regulation in the jurisdiction of incorporation of the relevant Obligor, the audited financial statements of each Obligor for that financial year; and

       (b) as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years its consolidated financial statements for that financial half year;

       (l) as soon as they become available but in any event within 60 days after the end of each quarter, quarterly management accounts for the Group.

  23.2 Compliance Certificate

       (a) The Original Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a)(i) or (b) of Clause 23.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 24 (Financial covenants) as at the date as at which those financial statements were drawn up.

       (b) Each Compliance Certificate shall be signed by two directors of the Original Borrower.

23.3    Requirements as to financial statements

        (a) Each set of financial statements delivered by the Original Borrower pursuant to Clause 23.1 (Financial statements) shall be certified by a director of the relevant Original Borrower as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

        (b) The Original Borrower shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 23.1 (Financial statements) is prepared using GAAP, and accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, or the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent:

             (i) a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

             (ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 24 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

             Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

23.4  Information: miscellaneous

      The Original Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

      (a) (at the same time as they are dispatched or filed) all documents dispatched to (or filed with) its shareholders (or any class of them), the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, or its creditors generally by the Original Borrower;

      (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened in writing or pending against any member of the Group, and which would reasonably be expected, if adversely determined, to have a Material Adverse Effect; and

      (c) promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

23.5      Notification of default

          (a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

          (b) Promptly upon a request by the Agent, the Original Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

23.6      ERISA-Related Information

          The Original Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

          (a) promptly and in any event within thirty days after any U.S. Group Company and each ERISA Affiliate (each a "Relevant Company") knows or has reason to know that any ERISA Event which would reasonably be expected to have a Material Adverse Effect has occurred, deliver to the Agent a written statement of the Chief Financial Officer of such Relevant Company describing such ERISA Event and the action, if any, which it proposes to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

          (b) promptly and in any event within ten days after any Relevant Company knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, deliver to the Agent a written statement of the Chief Financial Officer of such Relevant Company describing such waiver request and the action, if any, which it proposes to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto; and

          (c) simultaneously with the date that any Relevant Company files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

24.       FINANCIAL COVENANTS

24.1      Financial definitions
          In this Clause 24.1:

          "Consolidated EBITA" means, for any Relevant Period, Consolidated Profits Before Interest and Tax before any amount attributable to the amortisation of intangible assets.

          "Consolidated EBITDA" means, for any Relevant Period, Consolidated Profits Before Interest and Tax before any amount attributable to the amortisation of intangible assets and depreciation of tangible assets.

          "Consolidated Net Borrowings" means at any time the aggregate amount of all obligations of the Group for or in respect of Indebtedness for Borrowed Money but excluding any such obligation to any other member of the Group, adjusted to take account of the aggregate amount of freely available cash and Cash Equivalents (for the avoidance of doubt freely available cash and Cash Equivalent Investment, shall exclude any sum held by a member of the Group for the benefit of client accounts) held by any member of the Group (and so that no amount shall be included or excluded more than once).

          "Consolidated Net Finance Charges" means, in respect of any Relevant Period, the aggregate amount of the interest (including the interest element of leasing and hire purchase payments and capitalised interest), commission, fees, discounts and other finance payments payable by any member of the Group (including any commission, fees, discounts and other finance payments payable by any member of the Group under any interest rate hedging arrangement but deducting any commission, fees, discounts and other finance payments receivable by any member of the Group under any interest rate hedging instrument) less any other interest receivable by any member of the Group on any deposit or bank account.

          "Consolidated Profits Before Interest and Tax" means, in respect of any Relevant Period, the total operating profit of the Group for continuing operations, acquisitions (as a component of continuing operations) and discontinued operations as set out in FRS 3 (but ignoring any exceptional items).

          "Consolidated Net Worth" means at any time the aggregate of the amounts paid up or credited as paid up on the issued share capital of the Original Borrower (other than any redeemable shares) as at the date of the completion of the Merger in accordance with the Merger Agreement and the aggregate amount of the reserves of the Group (except as mentioned in (c) below, as at the date of the completion of the Merger in accordance with the Merger Agreement) including:

          (a)  any amount credited to the share premium account;

          (b)  any capital redemption reserve fund; and

          (c) any balance standing to the credit of the consolidated profit and loss account of the Group,

    but deducting:

         (i) any debit balance on the consolidated profit and loss account of the Group;

         (ii) (to the extent included) any amount set aside for taxation, deferred taxation or bad debts;

         (iii) any share issues to employees for long term retention;

         (iv) (to the extent included) any increase after 31 December 2000 in the amount shown in respect of goodwill (including goodwill arising only on consolidation) and interests of non-Group members in Group Subsidiaries;

          (v) (to the extent included) any amounts arising from an upward revaluation of assets made at any time after 31 December 2000; and

          (vi) any dividend or distribution declared, recommended or made by the Original Borrower to the extent payable to a person who is not a member of the Group and such distribution is not provided for in the most recent financial statements, and so that no amount shall be included or excluded more than once.

       "Debt Cover" means in relation to any Relevant Period, the ratio of Consolidated Net Borrowings on the last day of such Relevant Period to Consolidated EBITDA for such Relevant Period (and where a Subsidiary has been acquired during a Relevant Period the Consolidated EBITDA shall be calculated for these purposes by reference to the earnings before interest, tax depreciation and amortisation of that Subsidiary for that Relevant Period).

       "Interest Cover" means, in relation to any Relevant Period, the ratio of Consolidated EBITA to Consolidated Net Finance Charges.

       "Relevant Period" means each period of twelve months ending on the last day of the Original Borrower's financial year and each period of twelve months ending on the last day of the first half of the Original Borrower's financial year (and the first Relevant Period shall be the period ending on 31 December 2001).

24.2   Financial condition

       The Original Borrower shall ensure
       that:

       (a) Interest Cover: Interest Cover for each Relevant Period up to (and including) the Relevant Period ending on 31 December 2002 shall not be less than 3.0:1 and for each Relevant Period thereafter shall not be less than 4.0:1.

       (b) Debt Cover: Debt Cover for each Relevant Period up to (and including) the Relevant Period ending on 30 June 2002 shall not exceed 3.25:1 and from then for each Relevant Period up to (and including) the Relevant Period ending on 30 June 2003 shall not exceed 2.5:1 and thereafter shall not exceed 2.0:1.

       (c) Consolidated Net Worth: Consolidated Net Worth shall not at the times specified in column 1 below be less than the amount specified in column 2 below opposite such period:

              Column 1                                       Column 2
                Period                                          Amount
as at the date of completion of the Merger                 (Pounds)80,000,000
at  31 December 2001                                       (Pounds)81,000,000
at 31 December 2002                                        (Pounds)90,000,000
at 31 December 2003                                        (Pounds)110,000,000

              Column 1                                       Column 2
                Period                                          Amount
at 31 December 2004                                        (Pounds)135,000,000
at 31 December 2005                                        (Pounds)160,000,000

24.3   Auditor's Verification

       (a) The Agent may, if it has reasonable grounds for believing that the figures prepared by the Original Borrower (but for the avoidance of doubt excluding the annual statements delivered pursuant to Clause
            23.1 (Financial Statements) are incorrect, inaccurate or incomplete at the Original Borrower's expense require the auditors of the Group to verify the figures supplied by the Original Borrower in connection with:

            (i) the financial conditions set out in Clause 24.2 (Financial Condition);or

            (ii) the financial conditions to be satisfied in order to permit a reduction in margin in accordance with the definition of Margin.

       (b) The Agent may, if it has reasonable grounds for believing that any figure or calculation made in a Compliance Certificate is incorrect, inaccurate or incomplete, in accordance with this Clause 24.3, request verification of any figure or calculation made in a Compliance Certificate delivered under Clause 23.4 (Information:
            Miscellaneous) and/or any figure contained in the financial statements delivered under Clause 23.1 (Financial Statements) which is relevant to the calculation of the financial conditions referred to above.

24.4   Financial testing

       The financial covenants set out in Clause 24.2 (Financial condition) shall be tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clause 23.2 (Compliance Certificate).

25.    GENERAL UNDERTAKINGS

       The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is Outstanding under the Finance Documents or any Commitment is in force. For the avoidance of doubt and for the purposes of this Clause 25 (other than Clause 25.16), references to "Obligor" and "member of the Group" shall exclude any company incorporated for the purpose of arranging finance to customers wishing to obtain insurance from a panel of insurers put together by that company.

25.1   Authorisations

       Each Obligor shall promptly:

      (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

      (b) supply certified copies to the Agent of, any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

25.2  Compliance with laws

      Each Obligor shall comply in all respects with all laws permits and licences to which it may be subject, if failure so to comply would reasonably be expected to have a Material Adverse Effect.

25.3  Negative pledge

      (a) No Obligor shall (and the Original Borrower shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

      (b) No Obligor shall (and the Original Borrower shall ensure that no other member of the Group will):

          (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

          (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

         (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

         (iv) enter into any other preferential arrangement having a similar effect,

         in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)  Paragraphs (a) and (b) above do not apply to:

     (i) any Security created and entered into pursuant to the Security Documents listed in Schedule 13 (Security Documents) to this Agreement;

     (ii)   any cash collateralisation with respect to the Loan Notes;

     (iii) any Security listed in Schedule 9 (Existing Security) provided that such Security is fully discharged on or prior to the first Utilisation;

     (iv) any netting, Security or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

     (v) any netting or set-off arrangement contained within any derivative contract entered into in the ordinary course of business;

      (vi) any retention of title provisions contained in the terms of business of any supplier and entered into in the ordinary course of business;

     (vii) any lien arising by operation of law and in the ordinary course of business;

     (viii) a mortgage created by MSTC Blanch in favour of Bank BICE and dated 2 August 2000 over the property at Isidora Goyenechea 3, 120, Las Condex, Santiago, Chile;

     (ix) a deed of charge created by Benfield Greig Group plc in favour of Barclays Bank PLC and dated 19 February 2001 over credit balance and in respect of a share option loan facility;

     (x) a rental deposit between Benfield Greig Limited and Banca CRT for Lira 62,400,000 for a rental guarantee provided by it in respect of Benfield Greig Limited's office in Rome;

     (xi) any contractual set-off arrangement not constituting a mortgage, charge, security assignment or other security interest and entered into in the ordinary course of business in respect of Financial Indebtedness incurred in accordance with the terms of this Agreement on arm's length terms;

     (xii) any Security over or affecting (or transaction ("Quasi-Security") described in paragraph (b) above affecting) any asset acquired by a member of the Group after the date of this Agreement if:

             (A) the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

             (B) the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and

             (C) the Security or Quasi-Security is removed or discharged within six months of the date of acquisition of such asset;

     (xiii) any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:

             (A) the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

             (B) the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

             (C) the Security or Quasi-Security is removed or discharged within six months of that company becoming a member of the Group; or

          (xiv) any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security other than any permitted under paragraphs (i) to (vi) above) does not exceed (Pounds)3,000,000 (or its equivalent in another currency or currencies).

25.4  Disposals

      No Obligor shall (and the Original Borrower shall ensure that no other member of the Group will), to make any disposal, other than those Permitted Disposals, whether by way of a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary.

25.5  Merger

      No Obligor shall (and the Original Borrower shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction (other than the Merger and the corporate re-organisation described in the Tax Structure Paper).

25.6  Change of business

      The Original Borrower shall procure that no substantial change is made to the general nature of the business of the Original Borrower or the Group from that carried on at the date of this Agreement.

25.7  Insurance

      Each Obligor shall (and the Original Borrower shall ensure that each member of the Group will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business provided that such insurances are available to such member of the Group on normal commercial terms.

25.8  Environmental Compliance

      Each Obligor shall (and the Original Borrower shall ensure that each member of the Group will) comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same where failure to do so would reasonably be expected to have a Material Adverse Effect.

25.9  Environmental Claims

      The Original Borrower shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same:

      (a) if any Environmental Claim has been commenced or (to the best of the Borrower's knowledge and belief) is threatened against any member of the Group, or

      (b) of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group, where the claim would be reasonably be expected, if determined against that member of the Group, to have a Material Adverse Effect.

25.10  Taxation

       Each Obligor shall (and the Original Borrower shall ensure that each member of the Group will) duly and punctually pay and discharge all Taxes imposed upon it or its assets, which if not paid or discharged would reasonably be expected to have a Material Adverse Effect, within the time period allowed without incurring penalties (save to the extent that (i) payment is being contested in good faith, (ii) adequate reserves are being maintained for those Taxes and (iii) where such payment can be lawfully withheld).

25.11  Acquisitions

       No Obligor shall (and the Original Borrower shall ensure that no other member of the Group will) acquire (other than the acquisition of the Target as contemplated by the Acquisition Documents, any other transaction described in the Tax Structure Paper and other proposed acquisitions specified in a letter of even date from the Original Borrower to the Agent), in any financial year of the Group any company, business, assets (other than an acquisition of assets in the ordinary course of risk management business and except for intra-Group acquisitions) if the amount of the acquisition cost, is in excess of (Pounds)10,000,000 (or its equivalent) or if the amount of the acquisition cost when aggregated with the aggregate acquisition cost of any other companies, business, assets or undertaking acquired by members of the Group during that financial year exceeds (Pounds)25,000,000 (or its equivalent).

25.12  Claims Pari Passu

       Each Obligor shall ensure that at all times the claims of the Finance Parties against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by law applying to companies generally.

25.13  Loans and Guarantees

       No Obligor shall (and the Original Borrower shall ensure that no member of the Group will) make any loans, grant any credit (save in the ordinary course of business) or give any guarantee or indemnity (except as required under any of the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person, except for:

             (a) a guarantee or indemnities in respect of all Financial Indebtedness incurred in accordance with this Agreement by any member of the Group on arm's length terms;

             (b) a guarantee dated November 1999 and not exceeding (Pounds)6,000 by E.W. Blanch Limited in respect of obligations of Nigel Penton in connection with the acquisition of Crawley Warren Group Limited;

             (c) indemnities dated 30 June 1998 from Blanch Aircraft Holdings Corporation under an aircraft lease agreement in respect of obligations thereunder prior to its termination on 29 November 2000;

             (d) indemnities dated 20 March 2000 provided by the Original Borrower to Messrs Karon and Fox for legal fees in respect of litigation with their former employer;

             (e) an indemnity dated 16 November 2000 provided by Benfield Greig Holdings Inc. to Appleby, Spurling & Kempe in relation to the liquidation of Ashwood Reinsurance Limited;

             (f) an indemnity dated 20 July 1999 provided by Wildnet New Media Group Limited to Peter Myrtle for U.S.$100,000 in respect of a guarantee given by Peter Myrtle to Bank One, Louisiana;

             (g) loans and credit made or granted to other members of the Group;

             (h) loans and credit made or granted to employees provided that the aggregate amount of such loans and credit at any time does not exceed (Pounds)10,000,000 (or its equivalent);

             (i)  transactions described in the Tax Structure Paper;

             (j) indemnities given to persons acquiring assets, businesses or shares the relevant sale and purchase agreements on arm's length terms; and

             (k) loans and credit made or granted to any joint ventures in which a member of the Group has an interest provided that the aggregate of such loans and credit at any time does not exceed (Pounds)20,000,000 (or its equivalent).

25.14   Dividends

        If an Event of Default has occurred and is continuing, no Obligor shall (and the Original Borrower shall ensure that no member of the Group shall) pay, make or declare any dividend or other distribution (other than to another member of the Group).

25.15   Syndication

        The Original Borrower shall provide reasonable assistance to the Mandated Lead Arranger in the preparation of the Information Memorandum and the primary syndication of the Facility (including, without limitation, by making senior management available for the purpose of making presentations to, or meeting, potential lending institutions) and will comply with all reasonable requests for information from potential syndicate members prior to completion of syndication.

25.16   Subsidiaries

        (a) The Original Borrower shall ensure that, at all times, the aggregate (a) total revenue and/or (b) Consolidated Profits Before Interest and Tax of the Guarantors (in each case calculated on an unconsolidated basis and excluding all intra-Group items and investments in subsidiaries of any member of the Group) exceeds 85 per cent. of the (a) Consolidated Profits Before Interest and Tax, and/or (b) total consolidated revenue of the Group as evidenced by reference to the Guarantors' most recent financial statements. For the avoidance of doubt, until the Clean Up Date, the Consolidated Profits Before Interest and Tax and the total consolidated revenue of the Group shall exclude the Consolidated Profits Before Interest and Tax and the total consolidated revenue of the Target Group;

       (b) The Original Borrower shall ensure that any current or future wholly-owned Subsidiary of the Original Borrower, other than a member of the Target Group, which is a Material Company is or shall, within forty five days of becoming a Material Company become an Additional Guarantor in accordance with Clause 28.4 (Additional Guarantors) unless legal counsel to the Agent has confirmed that there is a legal impediment to such Material Company becoming an Additional Guarantor or that if such Material Company were to become an Additional Guarantor the directors of the company would be subject to a material risk of incurring a personal liability;

        (c) The Original Borrower shall ensure that the Target and each of its wholly owned Subsidiaries which is a Material Company as at the date of the completion of the Merger, as soon as practicable but in any event on or prior to the Clean-Up Date becomes an Additional Guarantor in accordance with Clause 28.4 (Additional Guarantors) unless legal counsel to the Agent has confirmed that there is a legal impediment to such Material Company becoming an Additional Guarantor or that if such Material Company were to become an Additional Guarantor the directors of the company would be subject to a material risk of incurring a personal liability; and

        (d) Any wholly owned Subsidiary of the Target which is not a Material Company on or before the Clean Up Date, which subsequently becomes a Material Company shall, within 45 days after becoming a Material Company becomes an Additional Guarantor in accordance with Clause
             28.4 (Additional Guarantors) unless legal counsel to the Agent has confirmed that there is a legal impediment to such Material Company becoming an Additional Guarantor or that if such Material Company were to become an Additional Guarantor the directors of the company would be subject to a material risk of incurring a personal liability.

25.17   Federal Reserve Regulations

        Each U.S. Borrower will use the Facilities without violating Regulations X.

25.18   Compliance with ERISA

        No Obligor shall:

        (a) allow, or permit any of its ERISA Affiliates to allow, (i) any Employee Plan with respect to which any U.S. Group Company or any of its ERISA Affiliates may have any liability to terminate, or withdraw, or permit any of its ERISA Affiliates to withdraw, from any such Employee Plan, (ii) any ERISA Event to occur with respect to any of its Employee Plans, (iii) permit any Accumulated Funding Deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived to exist involving any of its Employee Plans, to the extent that any of the events described in
             (i), (ii) or (iii), singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; or

        (b) otherwise fail, or permit any of its ERISA Affiliates to fail, to comply in all material respects with ERISA or the related provisions of the Code, if such non-compliances, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

25.19   Compliance with US Regulations

        No Obligor shall (and the Company shall ensure that no other U.S. Group Company will) become an "investment company," or a company "controlled" by a U.S. person required to be registered as an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

25.20   Hedging

        Each Obligor shall put in place and maintain hedging arrangements satisfactory to the Agent with a Lender or Lenders in order to fix/cap its total interest cost in accordance with the hedging letter from the Agent to the Original Borrower requiring the Original Borrower to have implemented a hedging policy within 30 days of the signing of this Agreement.

25.21   Existing Indebtedness

        The Original Borrower shall procure that all amounts outstanding under the HSBC Facility (other than the guarantee of the Loan Notes) and the Bank of America Facility shall be repaid and reduced to zero and that all commitments in respect of such existing Financial Indebtedness are cancelled by using the proceeds of the first Utilisation.

25.22   The Offer

        (a) The Original Borrower shall procure that each member of the Group shall comply with, and shall not breach the terms and conditions of the Acquisition Documents and that no material amendment, waivers or changes are made to the Acquisition Document.

        (b) Without limiting the generality of the foregoing the Original Borrower shall procure that no steps are taken as a result of which the minimum acceptance levels, the offer price, under the Tender Offer or any other material terms or conditions of the Tender Officer, are changed in any material respect.

        (c) Each Obligor shall, and the Original Borrower shall procure that each member of the Group shall, in all material respects comply with all and any applicable laws, regulations and/or codes of good practice governing the Tender Offer and the Merger.

        (d) No Obligor shall, and the Original Borrower shall procure that no member of the Group shall, issue any press release or other publicity in relation to the Tender Offer which makes reference to the Facilities or to some or all of the Banks, the Agent or the Mandated Lead Arranger unless the publicity is required by applicable law, regulation or governmental authority or any stock exchange governing the rules of the Tender Offer (in which case the Original Borrower shall notify the Agent and the Banks of such requirement as soon as reasonably practicable upon becoming aware of it).

        (e) The Original Borrower shall keep the Agent informed as to the status and progress of the Tender Offer and, in particular, will from time to time and promptly upon request give to the Agent reasonable details as to the current level of acceptances of the Tender Offer and such other matters relevant to the Tender Offer as the Agent may reasonably request.

        (f) Each Obligor shall and the Original Borrower shall procure that each member of the Group takes all steps and implements all statutory merger procedures under the Delaware General Corporation Law within 90 Business Days of the Tender Offer being declared unconditional and to acquire the entire issued share capital of Target within such 90 Business Days.

25.23   Completion of Merger

        If the Original Borrower intends to submit a Utilisation Request to finance the Merger, the Original Borrower shall on or prior to submitting such a Utilisation Request provide the Agent with evidence that the Merger will complete in accordance with the Merger Agreement with the disbursement of proceeds of such Utilisation to the paying agent as appointed by the Original Borrower.

26.     EVENTS OF DEFAULT

        Each of the events or circumstances set out in this Clause 26 is an Event of Default.

26.1    Non-payment

        An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

        (a)  its failure to pay is caused by administrative or technical error;
             and

        (b)  payment is made within 3 Business Days of its due date.

26.2    Financial covenants

        Any requirement of Clause 24 (Financial covenants) is not satisfied.

26.3    General Undertakings

        At any time any requirements of Clauses 25.3 (Negative Pledge); 25.4 (Disposals); 25.5 (Merger); 25.11 (Acquisitions); 25.17 (Federal Reserve Regulations); 25.18 (Compliance with ERISA); 25.22 (The Offer) are not satisfied

26.4    Other obligations

        (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.1 (Non-payment); Clause 26.2 (Financial covenants) and 26.3 (General Undertakings)).

        (b) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days after the earlier to occur of the Agent giving notice to the Original Borrower or the Original Borrower becoming aware of the failure to comply.

26.5    Misrepresentation

        Any representation, warranty or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made. No Event of Default under this Clause 26.5 will occur if matters which render such representation, warranty or statement incorrect or misleading are capable of remedy and are remedied within 20 Business Days after the earlier to occur of the Agent giving notice to the Original Borrower or the Original Borrower becoming aware of the failure to comply.

26.6    Cross default

        (a) Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

        (b) Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

        (c) Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

        (d) Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

        (e) No Event of Default will occur under this Clause 26.6 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than (Pounds)5,000,000 (or its equivalent in any other currency or currencies).

26.7    Insolvency

        (a) A member of the Group which is a Material Company and/or an Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any class of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

        (b) The value of the assets of any member of the Group which is a Material Company and/or an Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

        (c) A moratorium is declared in respect of any indebtedness of any member of the Group which is a Material Company and/or an Obligor.

26.8    Insolvency proceedings

        Any corporate action, legal proceedings or other procedure or step is taken in relation to:

        (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, bankruptcy or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group which is a Material Company and/or an Obligor other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

        (b) a composition, assignment or arrangement with any class of creditor of any member of the Group which is a Material Company and/or an Obligor;

        (c) the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Group which is a Material Company and/or an Obligor or any of its assets; or

        (d) enforcement of any Security over any assets of any member of the Group which is a Material Company and/or an Obligor which is not withdrawn or rescinded within 7 days, or any analogous procedure or step is taken in any jurisdiction.

26.9    Creditors' process

        Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Obligor or any Material Company and is not withdrawn or rescinded within 7 days.

26.10   Unlawfulness

        It is or becomes unlawful for an Obligor to perform or comply with any or all of its obligations under the Finance Documents and/or the obligations of any Obligor under the Finance Documents are not or cease to be legal, valid, binding and (subject to the Reservations) enforceable.

26.11   Repudiation

        An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

26.12   Pension Plans

        Any ERISA Event shall have occurred and the liability of a U.S. Group Company or its ERISA Affiliates related to such ERISA Event would reasonably be expected to have a Material Adverse Effect.

26.13   Failure to Comply with Final Judgment

        Any member of the Group fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction which exceeds (Pounds)100,000 and such failure is not remedied within 20 Business Days.

26.14   Material adverse change

        A material adverse change occurs in the financial condition of the Group would reasonably be expected to have a Material Adverse Effect in the reasonable opinion of the Majority Lenders.

26.15   Acceleration

        On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Original Borrower:

       (a) cancel the Total Commitments whereupon they shall immediately be cancelled;

       (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

       (c) require the Original Borrower to procure that the liabilities of each of the Lenders and the Fronting Banks under each Bank Guarantee are promptly reduced to zero; and/or

       (d) provide Cash Collateral for each Bank Guarantee in an amount equal to the maximum amount of the actual or contingent liability under such Bank Guarantee specified by the Agent and in the currency of that Bank Guarantee;

       (e) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders but, notwithstanding the foregoing, upon the occurrence of an Event of Default, in relation to U.S. Obligors, specified in Clause 26.8 (Insolvency Proceedings), the Facility shall be cancelled and all Loans, together with accrued interest, and all other amounts accrued under the Finance Documents shall become immediately due and payable, in each case without declaration, notice or demand by or to any persons. PROVIDED THAT until the Clean-Up Date, the Events of Default set out in Clauses 25.3 (Negative Pledge), 25.17 (Federal Reserve Regulations), 26.5 (Misrepresentation) (other than misrepresentations made with respect to Clause 22.1 (Status), 22.2 (Binding Obligations), 22.3 (Non-Conflict with other Obligations),
            22.4 (Power and Authority), 22.5 (Validity and Admissibility in Evidence), 22.6 (Governing Law and Enforcement), 22.7 (Deduction of
            Tax) and 22.8 (No Filing or Stamp Taxes)), 26.6 (Cross Default) shall not apply to the Target solely as a result of the Target becoming a Subsidiary of the Original Borrower.

26.16   Certain Funds Period

        To ensure that the Original Borrower has resources available to fulfil its obligations under the Offer, during the Certain Funds Period (notwithstanding any provision in this Agreement to the contrary) unless a Certain Funds Event of Default is continuing, none of the Finance Parties shall be entitled to:

        (a) cancel any of its Commitments under the Facility A or (to the extent required in connection with either the cash collateralisation of the Loan Notes or the issue of a Bank Guarantee with respect to the Loan Notes) Facility B;

        (b) rescind, terminate or cancel this Agreement, the Facility A or (to the extent required in connection with either the cash collateralisation of the Loan Notes or the issue of a Bank Guarantee with respect to the Loan Notes) Facility B;

        (c) require repayment of any Facility A Loans or a Bank Guarantee or the cash collateral issued with respect to the Loan Notes;

        (d) refuse to participate in the making of any Facility A Loans or the issuing of a Bank Guarantee cash collateralising with respect to the Loan Notes; or

        (e) exercise any right of set-off or counterclaim in respect of any Facility A Loan, the cash collateral or a Bank Guarantee issued with respect to the Loan Notes,

        provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

                                   SECTION 9

                               CHANGES TO PARTIES

27.  CHANGES TO THE LENDERS

27.1 Assignments and transfers by the Lenders

     Subject to this Clause 27, a Lender (the "Existing Lender") may:

     (a)  assign any of its rights; or

     (b) transfer by novation any of its rights and obligations, to another bank or financial institution (the "New Lender").

27.2 Conditions of assignment or transfer

     (a) The consent of the Original Borrower is required for an assignment or transfer by a Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender.

     (b) The consent of the Original Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Original Borrower will be deemed to have given its consent five Business Days after the Lender has requested it unless consent is expressly refused by the Original Borrower within that time.

     (c) The consent of the Original Borrower to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

     (d) The consent of the Fronting Bank is required for an assignment or transfer by a Lender in relation to a Facility B.

     (e) An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

     (f)  A transfer will only be effective if the procedure set out in Clause
          27.6 (Procedure for transfer) is complied with.

     (g) No such assignment shall result in any Lender which has Facility B Commitment being required to participate in Facility B Loan unless the consent of the Lenders with Facility B Commitment exceeding 66 2/3 per cent. of the aggregate of the Facility B Commitment has been obtained.

     (h)  If:

          (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

          (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

27.3 Assignment to Federal Reserve Bank

     In addition to any other assignments or participation rights provided in this Clause 27, each Lender may assign and pledge all or any portion of its Loans and the other obligations owed to such Lender, without notice to or consent of any Party, to any Federal Reserve Bank pursuant to Regulation A of the Board of Governors of the Federal Reserve Bank and any operating circular issued by such Federal Reserve Bank; provided that, (i) no Lender shall, as between the Borrowers and such Lender, be relived of any of its obligations hereunder as a result of any such assignment and pledge and
     (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

27.4 Assignment or transfer fee

     The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $1,000.

27.5 Limitation of responsibility of Existing Lenders

     (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

          (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

          (ii) the financial condition of any Obligor;

         (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

          (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

               and any representations or warranties implied by law are excluded.

     (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

          (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

          (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

     (c)  Nothing in any Finance Document obliges an Existing Lender to:

          (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27; or

          (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

27.6 Procedure for transfer

     (a) Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

     (b)  On the Transfer Date:

          (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

          (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

         (iii) the Agent, the Mandated Lead Arranger, the New Lender, the other Lenders and the Fronting Bank shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Mandated Lead Arranger, the Fronting Bank and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

          (iv) the New Lender shall become a Party as a "Lender".

27.7 Disclosure of information

     Any Lender may disclose to any of its Affiliates and any other person:

     (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

     (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

     (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

     any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

28.  CHANGES TO THE OBLIGORS

28.1 Assignment and transfer by Obligors

     No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.2  Additional Borrowers

     (a) The Original Borrower may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

          (i) It is a company specified in Part I of Schedule 1 (The Original Parties) as an approved Additional Borrower or (if not) all the Lenders approve the addition of that Subsidiary;

          (ii) the Original Borrower delivers to the Agent a duly completed and executed Accession Letter;

         (iii) the Original Borrower confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

          (iv) the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

          (v) The Agent shall notify the Original Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

28.3 Resignation of a Borrower

     (a) The Original Borrower may request that a Borrower (other than the Original Borrower) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

     (b) The Agent shall accept a Resignation Letter and notify the Original Borrower and the Lenders of its acceptance if:

          (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Original Borrower has confirmed this is the case); and

          (ii) the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

          whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

28.4 Additional Guarantors

     (a) The Original Borrower may request that any of its Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

          (i) the Original Borrower delivers to the Agent a duly completed and executed Accession Letter; and

          (ii) the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

     (b) The Agent shall notify the Original Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in
          Part II of Schedule 2 (Conditions Precedent).

28.5 Repetition of Representations

     Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

28.6 Resignation of a Guarantor

     (a) The Original Borrower may request that a Guarantor (other than the Original Borrower) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

     (b) The Agent shall accept a Resignation Letter and notify the Original Borrower and the Lenders of its acceptance if:

          (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Original Borrower has confirmed this is the case); and

          (ii) all the Lenders have consented to the Original Borrower's request.

                                   SECTION 10

                              THE FINANCE PARTIES

29.  ROLE OF THE AGENT, THE MANDATED LEAD ARRANGER AND THE SECURITY TRUSTEE

29.1 Appointment of the Agent and the Security Trustee

     (a) Each of the Mandated Lead Arranger, the Fronting Bank, the Lenders and the Hedge Counterparty appoints the Agent and the Security Trustee to act as its agent as Security Trustee under and in connection with the Finance Documents.

     (b) Each of the Mandated Lead Arranger, the Fronting Bank and the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2 Declaration of Trust

     The Security Trustee declares that it shall hold the benefit of the Security Documents on trust for the Beneficiaries on the terms contained in this Agreement. Each of the parties to this Agreement agrees that the Security Trustee shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is a party (and no others shall be implied). The Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Security or to exercise any rights or powers pursuant to the Security Documents except through the Security Trustee. The rights, powers and discretions conferred upon the Security Trustee by this Agreement shall be supplemental to the Trustee Act 1925 and in addition to any which may be vested in the Security Trustee by general law or otherwise.

29.3 Duties of the Agent and the Security Trustee

     (a) The Agent shall promptly forward to a Party, and the Security Trustee shall promptly forward to the Agent the original or a copy of any document which is delivered to the Agent for that Party by any other Party or to the Security Trustee for the Agent.

     (b) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders and where appropriate, the Fronting Bank. In the case of the Security Trustee, if it receives notice from a Party referring to this Agreement, describing a Default and stating the circumstances described in a Default, it shall promptly notify the Agent.

     (c) The Agent shall promptly notify the Lenders and where appropriate, the Fronting Bank of any Default arising under Clause 26.1 (Non-payment).

     (d) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

29.4 Role of the Mandated Lead Arranger

     Except as specifically provided in the Finance Documents, the Mandated Lead Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

29.5 No fiduciary duties

     (a) Nothing in this Agreement constitutes the Agent or the Mandated Lead Arranger as a trustee or fiduciary of any other person.

     (b) The Agent, the Security Trustee, the Fronting Bank or the Mandated Lead Arranger shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

29.6 Business with the Group

     The Agent, the Security Trustee, the Fronting Bank and the Mandated Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

29.7 Rights and discretions of the Agent and the Security Trustee

     (a)  Each of the Agent and the Security Trustee may rely on:

          (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

          (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

     (b) The Agent and the Security Trustee may assume (unless it has received notice to the contrary in its capacity as agent or security trustee for the Lenders) that:

          (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non-payment));

          (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised;

         (iii) any notice or request made by the Original Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors; and

          (iv) any representation made or deemed by an Obligor in connection with any Finance Document is true.

     (c) The Agent or, as the case may be, the Security Trustee may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

     (d) The Agent and the Security Trustee may act in relation to the Finance Documents through their personnel and agents.

29.8 Majority Lenders' instructions

     (a) Unless a contrary indication appears in a Finance Document, the Agent shall (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

     (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Mandated Lead Arranger.

     (c) The Agent and the Security Trustee may refrain from acting in accordance with (a) in the case of the Agent, any instructions of the Majority Lenders and (b) in the case of the Security Trustee, any instructions of the Agent, (including any instructions to begin any legal action or proceedings arising out of or in connection with the Finance Documents) until it shall have received such indemnification and/or security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any applicable VAT which it will or may expend or incur in complying with those instructions.

     (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

     (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

29.9 Security Trustee's Actions

     The Security Trustee:

     (a) shall, except as otherwise provided, act in accordance with any instructions given to it by the Agent and shall be entitled to assume that any instructions received by it from the Agent are (a) duly given by or on behalf of the Majority Lenders or, as the case may be, the Lenders in accordance with the terms of the Finance Documents and all applicable conditions have been satisfied and (b) have not been revoked unless it has received actual notice of revocation;

     (b) shall be entitled to request instructions, or clarification of any direction, from the Agent as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Security Trustee may refrain from acting unless and until those instructions or clarification are received by it;

     (c) may, in the absence of any instructions to the contrary, take such action in the exercise of any of its duties under the Finance Documents which in its absolute discretion it considers to be material for the protection and benefit of all of the Finance Parties;

     (d) may, and shall if so directed by the Agent, at any time after receipt by the Security Trustee of notice from the Agent directing the Security Trustee to exercise all or any of its rights, remedies, powers or discretions take such action as in its sole discretion it thinks fit to enforce the Security;

     (e) shall be entitled to carry out all dealings with the Lenders through the Agent and to rely on a certificate from the Agent as to the amount owed to any of the Finance Parties or by any Obligor;

     (f) may place (at the cost of the Obligors such costs to be reasonably and properly incurred) any of the Finance Documents and any other documents relating to the Security in any safe custody selected by the Security Trustee or with any financial institution, any company whose business includes the safe custody of documents or any firm of lawyers of good repute and the Security Trustee shall not be responsible for, or required to insure against, any loss incurred in connection with that deposit;

     (g) may accept without enquiry, and shall not be obliged to investigate, such right and title as each of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title;

     (h) may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person, and the Security Trustee may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation; and

     (i)  is authorised upon a disposal of any of the Charged Property:

          (i) pursuant to the enforcement of the Security by a Receiver or the Security Trustee; or

          (ii) if such disposal is permitted under the Finance Documents,

          (at the cost of the Obligors) to release that property from the Security and to execute, without the need for any further authority from the Beneficiaries, any release of the Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

29.10 Excluded Obligations

      Notwithstanding anything to the contrary expressed or implied in any Finance Document, none of the Agent, the Fronting Bank, the Security Trustee or the Mandated Lead Arranger shall:

      (a) be bound to enquire as to (a) whether or not any representation made or deemed to be made by an Obligor in connection with any Finance Document is true, (b) the occurrence or otherwise of any Event of Default or Potential Event of Default, (c) the performance by an Obligor of its obligations under any Finance Document or (d) any breach of or default by an Obligor of or under its obligations under any Finance Document;

      (b) be bound to disclose to any other person any information relating to any member of the Group if (a) such person, on providing such information, expressly stated to the Agent, the Security Trustee, the Fronting Bank or, as the case may be, the Mandated Lead Arranger, that such information was confidential or (b) such disclosure would or might in its opinion constitute a breach of any law or be otherwise actionable at the suit of any person.

29.11 Responsibility for documentation

      The Agent, the Security Trustee, the Fronting Bank and the Mandated Lead
      Arranger:

      (a) are not responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Fronting Bank, the Security Trustee or the Mandated Lead Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum;

      (b) are not responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document;

      (c) are not responsible for the exercise of, or the failure to exercise, any judgment, discretion or power given to any of them by or in connection with any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with any Finance Document; or

      (d) are not responsible for any shortfall which arises on the enforcement of the Security.

29.12 Exclusion of liability

     (a) Without limiting paragraph (b) below, neither the Agent nor the Security Trustee will be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

      (b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or the Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent or the Security Trustee may rely on this Clause. Any third party referred to in this paragraph (b) may enjoy the benefit and enforce the Terms of this paragraph in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

      (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

      (d) the Security Trustee shall not be liable for any failure to require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

      (e) the Security Trustee shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Security;

      (f) the Security Trustee shall not be liable for any failure to register, file or record or otherwise protect any of the Security (or the priority of any of the Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Security;

      (g) the Security Trustee shall not be liable for any failure to take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

      (h) the Security Trustee shall not be liable for any failure to require any further assurances in relation to any of the Security Documents.

29.13 Lenders' indemnity to the Agent

      Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

29.14 Resignation of the Agent and the Security Trustee

      (a) The Agent, or, as the case may be, the Security Trustee may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Original Borrower.

      (b) Alternatively the Agent, or, as the case may be, the Security Trustee may resign by giving notice to the Lenders and the Borrower, in which case the Majority Lenders with the prior written consent of the Original Borrower may appoint a successor Agent, or, as the case may be, the Security Trustee.

      (c) If the Majority Lenders have not appointed a successor Agent, or, as the case may be, the Security Trustee, in accordance with paragraph
            (b) above within 30 days after notice of resignation was given, the Agent and the Security Trustee, with the prior written consent of the Original Borrower, may appoint a successor Agent, or, as the case may be, the Security Trustee (acting through an office in the United Kingdom).

      (d) The retiring Agent, or, as the case may be, the Security Trustee shall, at its own cost, make available to the successor Agent, or, as the case may be, the successor Security Trustee such documents (including the transfer of the Security Documents by the resigning Security Trustee to its successor) and records and provide such assistance as the successor Agent, or, as the case may be, the Security Trustee may reasonably request for the purposes of performing its functions as Agent or Security Trustee under the Finance Documents.

      (e) The Agent's, or, as the case may be, the Security Trustee's resignation notice shall only take effect upon the appointment of a successor.

      (f) Upon the appointment of a successor, the retiring Agent, or as the case may be, the Security Trustee shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 29. The appointed Agent or, as the case may be, the appointed Security Trustee and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

      (g) After consultation with the Original Borrower, the Majority Lenders may, by notice to the Agent, or, as the case may be, the Security Trustee require it to resign in accordance with paragraph (b) above. In this event, the Agent, or, as the case may be, the Security Trustee shall resign in accordance with paragraph (b) above.

29.15 Delegation and Additional Security Trustees

      The Security Trustee may, at any time:

      (a) delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents and such delegation may be made upon such terms and conditions (including the power to sub-delegate) and subject to such restrictions as the Security Trustee may think fit in the interest of the Finance Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate; and

      (b) appoint (and subsequently remove) any person to act as a separate Security Trustee or as a co-Security Trustee jointly with it (a) if it considers such appointment to be in the interests of the Finance Parties or (b) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Trustee deems to be relevant or (c) for obtaining or enforcing any judgement in any jurisdiction, and the Security Trustee shall give prior notice to the Original Borrower and the Agent of any such appointment. Any person so appointed (subject to the terms of this Agreement) shall have such rights, powers and discretions (not exceeding those conferred on the Security Trustee by this Agreement) and such duties and obligations as are conferred or imposed by the instrument of appointment. The remuneration the Security Trustee may pay to any such person, and any costs and expenses reasonably and properly incurred by such person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Trustee.

29.16 Reliance and Engagement Letters

      Each Finance Party confirms that each of the Mandated Lead Arranger, the Agent and the Security Trustee has authority to accept on its behalf the terms of any reliance letter or engagement letters relating to any reports or letters provided by accountants or other providers of any Reports in connection with the Finance Documents or the transactions contemplated therein and to bind it in respect of such reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

29.17 Insurance by Security Trustee

      The Security Trustee shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Trustee shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance. Where the Security Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless any Finance Party shall have requested it to do so in writing and the Security Trustee shall have failed to do so within fourteen days after receipt of that request.

29.18 Manner of enforcement

      Each of the Obligors waives, to the extent permitted under applicable law, all rights it may otherwise have to require that the Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of the Security or any other Security, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

29.19 Winding-up of Trust and Perpetuity Period

      If the Security Trustee, with the approval of an Majority Lenders, determines that (a) all of the Secured Obligations and all other obligations secured by any of the Security Documents, have been fully and finally discharged and (b) none of the Finance Parties is under any commitment, obligation or liability (whether actual or contingent) to make Loans or provide other financial accommodation to any Obligor pursuant to the Finance Documents, the trusts set out in this Agreement shall be wound up. At that time the Security Trustee shall release, without recourse or warranty, all of the Security then held by it and the rights of the Security Trustee under each of the Security Documents, at which time each of the Security Trustee, the Agent, the Secured Parties and the Obligors shall be released from its obligations in respect of these trusts and the Security (save for those which arose prior to such winding-up).

      The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of eighty years from the date of this Agreement.

29.20 Confidentiality

      (a) Each of the Agent in acting as agent for the Lenders, and the Security Trustee in acting as trustee for the Finance Parties, shall be regarded as acting through its agency or, as the case may be, trustee division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 29, any information received by some other division or department of the Agent or, as the case may be, Security Trustee may be treated as confidential and shall not be regarded as having been given to the Agent's agency division or, as the case may be, the Security Trustee's trustee division.

      (b) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Mandated Lead Arranger are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

29.21 Relationship with the Lenders

      (a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

      (b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formulae).

29.22 Credit appraisal by the Lenders and the Fronting Banks

      Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and the Fronting Bank confirms to the Agent and the Mandated Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

      (a) the financial condition, status and nature of each member of the Group;

      (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

      (c) whether that Lender or the Fronting Bank has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

      (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

29.23 Reference Banks

      If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (with the prior written consent of the Original Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

30.   THE LENDERS AND THE FRONTING BANK

30.1  Lenders' Indemnity

      If any Borrower fails to comply with its obligations under Clause 9.2 (Borrowers' Indemnity to Fronting Banks) in respect of a Guarantee Amount, the Agent shall make demand on each Lender for its share of that Guarantee Amount and each Lender shall indemnify the Fronting Bank for that Lender's Bank Guarantee Proportion of each Guarantee Amount.

30.2  Obligations not Discharged

      Neither the obligations of each Lender in this Clause 30 nor the rights, powers and remedies conferred upon the Fronting Bank by this Agreement or by law shall be discharged, impaired or otherwise affected by:

      (a) the winding-up, dissolution, administration or re-organisation of the Fronting Bank, the Original Borrower or any other person or any change in its status, function, control or ownership;

      (b) any of the obligations of the Fronting Bank, the Original Borrower or any other person under this Agreement, under a Bank Guarantee or under any other security taken in respect of its obligations under this Agreement or under a Bank Guarantee being or becoming illegal, invalid, unenforceable or ineffective in any respect;

      (c) time or other indulgence being granted or agreed to be granted to the Fronting Bank, the Original Borrower or any other person in respect of its obligations under this Agreement, under a Bank Guarantee or under any other security;

      (d) any amendment to, or any variation, waiver or release of, any obligation of the Fronting Bank, the Original Borrower or any other person under this Agreement, under a Bank Guarantee or under any other security; and

      (e) any other act, event or omission which, but for this Clause 30.2, might operate to discharge, impair or otherwise affect any of the obligations of each Lender in this Agreement contained or any of the rights, powers or remedies conferred upon the Fronting Bank by this Agreement or by law.

      The obligations of each Lender in this Agreement contained shall be in addition to and independent of every other security which the Fronting Bank may at any time hold in respect of any Bank Guarantee.

30.3  Settlement Conditional

      Any settlement or discharge between a Lender and the Fronting Bank shall be conditional upon no security or payment to the Fronting Bank by a Lender or any other person on behalf of a Lender being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the Fronting Bank shall be entitled to recover the value or amount of such security or payment from such Lender subsequently as if such settlement or discharge had not occurred.

30.4  Exercise of Rights

      The Fronting Bank shall not be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of any Lender by this Agreement or by law:

      (a) to take any action or obtain judgment in any court against the Original Borrower;

      (b) to make or file any claim or proof in a winding-up or dissolution of the Original Borrower; or

      (c) to enforce or seek to enforce any other security taken in respect of any of the obligations of the Original Borrower under this Agreement.

31.   CONDUCT OF BUSINESS BY THE FINANCE PARTIES

      No provision of this Agreement will:

      (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

      (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

      (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32.   SHARING AMONG THE LENDERS

32.1  Payments to Lenders

      If a Lender (a "Recovering Lender") receives or recovers any amount from an Obligor other than in accordance with Clause 33 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

      (a) the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

      (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 33 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

      (c) the Recovering Lender shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 33.5 (Partial payments).

32.2  Redistribution of payments

      The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 33.5 (Partial payments).

32.3  Recovering Lender's rights

      (a) On a distribution by the Agent under Clause 32.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

      (b) If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

32.4  Reversal of redistribution

      If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

      (a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 32.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

      (b) that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

32.5  Exceptions

      (a) This Clause 32 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

      (b) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

            (i) it notified the other Lenders of the legal or arbitration proceedings; and

            (ii) the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

                                   SECTION 11

                                 ADMINISTRATION


33.   PAYMENT MECHANICS

33.1  Payments to the Agent

      (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

      (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

33.2  Distributions by the Agent

      Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to an Obligor) and Clause 33.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

33.3  Distributions to an Obligor

      The Agent may (with the consent of the Obligor or in accordance with Clause 34 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4  Clawback

      (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

      (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

33.5  Partial payments

      (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

            (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Mandated Lead Arranger under the Finance Documents;

            (ii) secondly, in or towards payment of any demand made by the Fronting Bank in respect of a payment made by it under a Bank Guarantee due but unpaid;

            (iii) thirdly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

            (iv) fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

            (v) fifthly, in or towards payment pro rata of any Outstandings due but unpaid under the Finance Documents.

      (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

      (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

33.6  No set-off by Obligors

      All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

33.7  Business Days

      (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

      (b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

33.8  Currency of account

      (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

      (b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

      (c) Each payment in respect of a Bank Guarantee (including any Cash Collateral in respect of a Bank Guarantee) shall be made in the currency in which that Bank Guarantee is denominated.

      (d) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

      (e) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

      (f) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

33.9  Change of currency

      (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

            (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Original Borrower); and

            (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

      (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Original Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

34.   SET-OFF

      A Finance Party may set off any matured obligation due and unpaid from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35.   NOTICES

35.1  Communications in writing

      Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

35.2  Addresses

      The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

      (a) in the case of the Original Borrower, that identified with its name below;

      (b) in the case of each Lender, the Fronting Bank or any other Original Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

      (c)   in the case of the Agent, that identified with its name below,

      or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

35.3  Delivery

      (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

            (i)   if by way of fax, when received in legible form; or

            (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 35.2 (Addresses), if addressed to that department or officer.

      (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

      (c)   All notices from or to an Obligor shall be sent through the Agent.

      (d) Any communication or document made or delivered to the Original Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

35.4  Notification of address and fax number

      Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 35.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

35.5  English language

      (a) Any notice given under or in connection with any Finance Document must be in English.

      (b) All other documents provided under or in connection with any Finance Document must be:

            (i)   in English; or

            (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36.   CALCULATIONS AND CERTIFICATES

36.1  Accounts

      In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

36.2  Certificates and Determinations

      Any certification or determination by a Finance Party of a rate or amount under any Finance Document and by a Fronting Bank as to the amount paid out by that Fronting Bank in respect of any Bank Guarantee is, in the absence of manifest error, prima facie of the matters to which it relates.

36.3  Day count convention

      Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

37.   PARTIAL INVALIDITY

      If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

38.   REMEDIES AND WAIVERS

      No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

39. AMENDMENTS AND WAIVERS

39.1  Required consents

      (a) Subject to Clause 39.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

      (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

39.2  Exceptions

      (a) An amendment or waiver that has the effect of changing or which relates to:

            (i)   the definition of "Majority Lenders" in Clause 1.1
                  (Definitions);

            (ii) an extension to the date of payment of any amount under the Finance Documents;

            (iii) a reduction in the Margin, the Bank Guarantee Commission Rate or the amount of any payment of principal, interest, fees or commission payable;

            (iv)  an increase in Commitment;

            (v)   any change to the Security or Security Documents;

            (vi) a change to the Borrowers or Guarantors other than in accordance with Clause 28 (Changes to the Obligors);

            (vii) any provision which expressly requires the consent of all the
                  Lenders; or

           (viii) Clause 2.2 (Lenders' rights and obligations), Clause 21 (Guarantee and Indemnity), or this Clause 39, shall not be made without the prior consent of all the Lenders.

      (b) An amendment or waiver which relates to the rights or obligations of the Agent, the Mandated Lead Arranger or the Fronting Bank may not be effected without the consent of the Agent or the Mandated Lead Arranger or the Fronting Bank.

39.3  Amendment by the Original Borrower

      The Original Borrower (acting on behalf of the Obligors) may agree any amendment to or modification to the provisions of the provisions of any of the Finance Documents or any schedule thereto, or grant any waiver or consent in relation thereto and each Obligor hereby authorises the Original Borrower to agree any such amendment, modification, waiver or consent on its behalf. Nothing in this Clause 39.3 shall prejudice the right of the Agent to require all Obligors to agree any such amendment, modification, waiver or consent.

40.   COUNTERPARTS

      Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 12

                         GOVERNING LAW AND ENFORCEMENT


41.   GOVERNING LAW

      This Agreement is governed by English law.


42.    ENFORCEMENT

42.1  Jurisdiction of English courts

      (a) The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

      (b) The courts of the State of New York and the courts of the United States of America, in each case sitting in the County of New York, have jurisdiction to settle any Dispute.

      (c) The Parties agree that the courts of England or the courts of the State of New York or the United States of America sitting in the County of New York are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

      (d) This Clause 42.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

42.2  Service of process

      Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

      (a) irrevocably appoints the Original Borrower as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

      (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

42.3  Waiver of Jury Trial

      EACH OF THE PARTIES TO THIS AGREEMENT AGREES TO WAIVE IRREVOCABLY ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN THIS AGREEMENT. This waiver is intended to apply to all Disputes. Each party acknowledges that (a) this waiver is a material inducement to enter into this Agreement, (b) it has already relied on this waiver in entering into this Agreement and (c) it will continue to rely on this waiver in future dealings. Each party represents that it has reviewed this waiver with its legal advisers and that it knowingly and voluntarily waives its jury trial rights after consultation with its legal advisers. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.


This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1
                              THE ORIGINAL PARTIES

                                     Part I
                              The Original Obligors


Name of Original Borrower                          Registration number (or equivalent, if any)

Benfield Greig Group PLC                                              2265140

Names of Approved Additional Borrowers

Benfield Greig Limited                                                1170753

E.W. Blanch Co, Inc.

E.W. Blanch Holdings, Inc.


Name of Original Guarantor                         Registration number (or equivalent, if any)

Benfield Greig Group PLC                                              2265140

Name of Initial Guarantors                         Registration number (or equivalent, if any)

Benfield Greig Holdings Limited                                       2673231

Greig Fester Group Limited                                            1166699

Benfield Greig Limited                                                1170753

Lennoxhurst Limited                                                   3491259

Benfield Greig (Holdings), Inc.

                                    Part II
                              The Original Lenders

Name of Original Lender                  Facility A Commitment             Facility B Commitment
Barclays Bank PLC                        $315,000,000                      $ 75,000,000

Total                                                                      $390,000,000

                                   SCHEDULE 2
                              CONDITIONS PRECEDENT

                                     Part I
                   Conditions Precedent to Initial Utilisation

1.    Original Obligors

      (a)   A copy of the constitutional documents of each Original Obligor.

      (b) A copy of a good standing certificate with respect to each U.S. Obligor, issued as a recent date by the Secretary of State or other appropriate official of the U.S. Obligor's jurisdiction of incorporation or organisation.

      (c)   A copy of a resolution of the board of directors of each Original
            Obligor:

            (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

            (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

            (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

      (d) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

      (e) A copy of a resolution signed by all the holders of the issued shares in each Original Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party.

      (f) A certificate of the Original Borrower (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

      (g) A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.    Legal opinions

      (a) A legal opinion of Clifford Chance LLP legal advisers to the Mandated Lead Arranger and the Agent in England.

      (b) If an Original Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Mandated Lead Arranger and the Agent in the relevant jurisdiction.

3.    Other documents and evidence

      (a) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

      (b)   The Original Financial Statements of each Original Obligor.

      (c)   The Agreed Financial Projections

      (d)   The Reports.

      (e) The Security Documents duly executed by the Original Borrower and the Original Guarantors granting, evidencing or pursuant to which Security will be granted.

      (f) Evidence that the fees, costs and expenses then due and payable from the Original Borrower pursuant to Clause 15 (Fees) and Clause 20 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

      (g) A certificate of the Chief Financial Officer of each U.S. Obligor stating that the respective company is Solvent after giving effect to the initial Loans, the application of the proceeds thereof in accordance with Clause 3 and the payment of all estimated legal, accounting and other fees related to this Agreement. For purposes of this certificate, "Solvent" means with respect to such U.S. Obligor, that the value of the assets of such person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such persons as of such date and that, as of such date, such person is able to pay all of its liabilities as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in lights of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability.

      (h) Evidence satisfactory to the Mandated Lead Arranger that all amounts outstanding under the HSBC Facility (other than the guarantee of the Loan Notes) and the Bank of America Facility will be repaid from the proceeds of the first Utilisation under this Agreement.

      (i) Evidence satisfactory to the Mandated Lead Arranger that the existing security of the existing Group (which for the avoidance of doubt shall for this purpose exclude the Target), as set out in
            Schedule 9 (Existing Security) to this Agreement will be unconditionally and irrevocably discharged on or prior to the first Utilisation.

      (j) The Group Structure Chart (showing all members of the Group following the Merger).

      (k) A copy, certified as being a true complete copy by an Authorised Signatory of the Original Borrower, of the circular (the "Circular") sent to the shareholders of the Original Borrower in connection with the Tender Offer and the Merger and certain other related matters.

      (l) Evidence that the resolutions of the shareholders of the Original Borrower set out in the Circular have been passed.

      (m) A copy, certified as being a true, complete copy by an Authorised Signatory of the Original Borrower, of any and all relevant regulatory, anti-trust competition or any other necessary consents or authorisations for the purposes of the Tender Offer and/or the Merger.

      (n) A copy, certified as being a true, complete copy by an Authorised Signatory of the Original Borrower, of the Acquisition Documents.

      (o) Evidence satisfactory to the Mandated Lead Arranger the Tender Offer has been commenced, has been declared in all respects unconditional and has been recommended by the board of directors of the Target.

      (p) Evidence satisfactory to the Agent that the terms and conditions of the Acquisition Documents have other than solely the financing condition set out in Clause 9.1 of the Merger Agreement been satisfied and have not been waived or amended in any material respect and that no arrangements have been entered into or agreed with any governmental, regulatory or similar authority in order to satisfy, amend or waive any such terms and conditions.

      (q) Evidence satisfactory to the Mandated Lead Arranger that the shareholders of Target holding more than 50 per cent. of Target's issued and outstanding share capital have validly tendered and not withdrawn their shares.

      (r) A letter from the Original Borrower to the Agent undertaking to implement the hedging policy and to enter into the Hedging Agreement within 30 days from the date of this Agreement.

      (s) An Accession Letter, duly executed by each Additional Guarantor and each approved Additional Borrower, each as specified in Schedule 1 to this Agreement, together with all documents specified in Part II to this Schedule 2 in relation to each company delivering such an Accession Letter.

                                    Part II
     Conditions Precedent required to be delivered by an Additional Obligor

1. An Accession Letter, duly executed by the Additional Obligor and the Original Borrower.

2.    A copy of the constitutional documents of the Additional Obligor.

3. A copy of good standing certificate with respect to each U.S. Obligor, issued as of a recent date by the Secretary of State or other appropriate official of the U.S. Obligor's jurisdiction of incorporation or organisation.

4.    A copy of a resolution of the board of directors of the Additional
      Obligor:

      (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

      (b) authorising a specified person or persons to execute the Accession Letter on its behalf; and

      (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

5. A specimen of the signature of each person authorised by the resolution referred to in paragraph 4 above.

6. A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

7. A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

8. A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

9. A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

10. If available, the latest audited financial statements of the Additional Obligor.

11. A legal opinion of Clifford Chance LLP, legal advisers to the Mandated Lead Arranger and the Agent in England.

12. The Security Documents duly executed and delivered by each Additional Obligor granting, evidencing or pursuant to which the Security will be granted.

13. If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Mandated Lead Arranger and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

14. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 42.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

15. Either (i) a letter from the Original Borrower to the Agent confirming that no Additional Guarantor is prohibited by Section 151 of the Companies Act 1985 from entering into the Finance Documents and/or (ii) evidence that the Additional Guarantor has done all that is necessary (including, without limitation, by re-registering as a private Original Borrower) to follow the procedures set out in Sections 155 to 158 of the Companies Act 1985 in order to enable each Guarantor to enter into the Finance Documents and perform its obligations under the Finance Documents.

16. A certificate of the Chief Financial Officer of each new U.S. Obligor stating that the respective company is Solvent after giving effect to the initial Loans, the application of the proceeds thereof in accordance with Clause 3 and the payment of all estimated legal, accounting and other fees related to this Agreement. For purposes of this certificate, "Solvent" means with respect to such U.S. Obligor, that the value of the assets of such person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such person as of such date and that, as of such date, such person is able to pay all of its liabilities as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in lights of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability.

                                   SCHEDULE 3
                                    REQUESTS

                                     Part I
                              Utilisation Request

From:  [Borrower]

To:  [Agent]

Dated:

Dear Sirs

         [Original Borrower] - [                  ] Facility Agreement
             dated [                   ] (the "Facility Agreement")

1.  [We wish to borrow a Loan on the following terms]/[We wish Barclays Bank PLC to issue a Bank Guarantee as follows]:

    Proposed Utilisation Date:               [      ] (or, if that is not a Business Day, the next Business Day)

    Facility to be utilised:                 [Facility A]/[Facility B]*

    Currency of [Loan] [Bank Guarantee]:     [      ]

    Amount:                                  [  ] or, if less, the Available Facility

    Interest Period:                         [      ]

    Expiry Date:                             [      ]

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

3. The proceeds of this Loan should be credited to [account]/[The Bank Guarantee should be issued in favour of [name recipient] in the form attached and delivered to the recipient at [address of recipient].

4.    This Utilisation Request is irrevocable.

                                Yours faithfully



                     .......................................
                            authorised signatory for
                          [name of relevant Borrower]

* delete as appropriate

                                    Part II
                                Selection Notice

                         Applicable to a Facility A Loan

From:  [Borrower]

To: [Agent]

Dated:

Dear Sirs

                 [Original Borrower] - [  ] Facility Agreement

                 dated [           ] (the "Facility Agreement")

1. We refer to the following Facility A Loan[s] in [identify currency] with an Interest Period ending on [_______________]*.


2. [We request that the above Facility A Loan[s] be divided into [ ] Facility A Loans with the following Base Currency Amounts and Interest Periods:] **

      or

      [We request that the next Interest Period for the above Facility A Loan[s] is [ ]].***


3. We request that the above Facility A Loan[s] [is]/[are] [denominated in the same currency for the next Interest Period]/[denominated in the following currencies: [ ]. As this results in a change of currency we confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Selection Notice. The proceeds of any change in currency should be credited to [account].] .

4.    This Selection Notice is irrevocable.

                                Yours faithfully


                      .....................................

                            authorised signatory for
        [the Original Borrower on behalf of] [name of relevant Borrower]


* Insert details of all Facility A Loans in the same currency which have an Interest Period ending on the same date.

**    Use this option if division of Facility A Loans is requested.

***   Use this option if sub-division is not required.

                                   SCHEDULE 4
                             MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant
      Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

      (a)   in relation to a domestic sterling Loan:

                    AB + C(B - D) + E x 0 .01
                    ------------------------- per cent. per annum
                          100 - (A + C)

      (b)   in relation to a Loan in any currency other than domestic sterling:


                       E x 0.01
                       -------- per cent. per annum.
                         300


      Where:

      A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

      B is the percentage rate of interest (excluding the Margin and the Mandatory Cost) payable for the relevant Interest Period on the Loan.

      C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

      D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

      E is the rate of charge payable by that Lender to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per (Pounds)1,000,000 of the Fee Base of that Lender.

5.    For the purposes of this Schedule:

      (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

      (b) "Fees Regulations" means the Banking Supervision (Fees) Regulations 2000 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

      (c) "Fee Base" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

      (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

      (b) any other information that the Agent may reasonably require for such purpose.

      Each Lender shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8. The percentages or rates of charge of each Lender for the purpose of A, C and E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 7 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3 and 7 above is true and correct in all respects.

10. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3 and 7 above.

11. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12. The Agent may from time to time, after consultation with the Original Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 5
                          FORM OF TRANSFER CERTIFICATES

                                     Part I

To:  [    ] as Agent

From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:

         [Original Borrower] - [                  ] Facility Agreement
             dated [                   ] (the "Facility Agreement")

1.    We refer to Clause 27.6 (Procedure for transfer):

      (a) The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 27.6 (Procedure for transfer).

      (b)   The proposed Transfer Date is [ ].

      (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 35.2 (Addresses) are set out in the Schedule.

2. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 27.5 (Limitation of responsibility of Existing Lenders).

3.    This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

              Commitment/rights and obligations to be transferred

                           [insert relevant details]

   [Facility Office address, fax number and attention details for notices and account details for payments,]


    [Existing Lender]                          [New Lender]

     By:                                        By:


    This Transfer Certificate is accepted by the Agent and the Transfer Date is
    confirmed as [           ].

    [Agent]

    By:

                                     Part II

                         LMA Transfer Certificate (Par)

BANK:                                                           Date:

TRANSFEREE:

This Transfer Certificate is entered into pursuant to (i) the agreement (the
"Sale Agreement") evidenced by the Confirmation dated                  between
the Bank and the Transferee (acting directly or through their respective agents) and (ii) the Credit Agreement.

On the Transfer Date, the transfer by way of novation from the Bank to the Transferee on the terms set out herein and in the Credit Agreement shall become effective subject to:-

      (i) the Sale Agreement and the terms and conditions incorporated in the Sale Agreement;

      (ii)  the terms and conditions annexed hereto; and

      (iii) the schedule annexed hereto,

all of which are incorporated herein by reference.

The Bank                                                        The Transferee
[         ]                                                     [             ]

By:                                                             By:

                                  The Schedule

Credit Agreement Details:
Borrower(s):                                                     _________________________________________
Credit Agreement Dated                                           _________________________________________
Guarantor(s):                                                    _________________________________________
Agent Bank:                                                      [ ] No    [ ] Yes (specify)______________
Security:                                                        _________________________________________
Total Facility Amount:                                           _________________________________________
Governing Law:                                                   _________________________________________
Additional Information:                                          _________________________________________

Transfer Details:
Name of Tranche Facility:                                        _________________  __________________
Nature (Revolving, Term, Bank Guarantee):                        _________________  __________________

Final Maturity:                                                  _________________  __________________
Participation Transferred

Commitment transferred1                                          _________________  __________________

   Drawn Amount (details below):/1/                              _________________  __________________

   Undrawn Amount:/1/                                            _________________  __________________

Settlement Date:                                                 _________________________________________

Details of outstanding Credits/1/
   Specify in respect of each Credit:
   Transferred Portion (amount):                                 _________________
   Tranche/Facility:                                             _________________
   Nature:                                                       Term  Revolver  Other (specify) _________
     Details of other Credits are set out on the attached sheet

Administration Details
Bank's Receiving Account:                                        ________________________________
Transferee's Receiving Account:                                  ________________________________

Addresses
Bank                                                             Transferee
[            ]                                                   [            ]
Address:                                                         Address:
Telephone:                                                       Telephone:
Facsimile:                                                       Facsimile:
Telex:                                                           Telex:
Attn/Ref                                                         Attn/Ref


/1/  As at the date of the Transfer Certificate

                              TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (the "Transfer Certificate") to which they are annexed.

1.  Interpretation

    In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate, the Credit Agreement or the Sale Agreement.

2.  Transfer

    The Bank requests the Transferee to accept and procure the transfer by novation of all or a part (as applicable) of such participation of the Bank under the Credit Agreement as is set out in the relevant part of the Transfer Certificate under the heading "Participation Transferred" (the "Purchased Assets") by counter-signing and delivering the Transfer Certificate to the Agent at its address for the service of notice specified in the Credit Agreement. On the Transfer Date the Transferee shall pay to the Bank the Settlement Amount as specified in the pricing letter between the Bank and the Transferee dated the date of the Transfer Certificate (adjusted, if applicable, in accordance with the Sale Agreement) and completion of the transfer will take place.

3.  Effectiveness of Transfer

    The Transferee hereby requests the Agent to accept the Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of the Credit Agreement so as to take effect in accordance with the terms of the Credit Agreement on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.  Transferee's Undertaking

    The Transferee hereby undertakes with the Agent and the Bank and each of the other parties to the Credit Documentation that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5.  Payments

5.1 Place

    All payments by either party to the other under the Transfer Certificate shall be made to the Receiving Account of that other party. Each party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days notice before the due date for payment.

5.2 Funds

    Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6.  The Agent
    The Agent shall not be required to concern itself with the Sale Agreement and may rely on the Transfer Certificate without taking account of the provisions of such agreement.

7.  Assignment of Rights

    The Transfer Certificate shall be binding upon and enure to the benefit of each party and its successors and permitted assigns provided that neither party may assign or transfer its rights thereunder without the prior written consent of the other party.

8.  Governing Law and Jurisdiction

    The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of England, and the parties submit to the non-exclusive jurisdiction of the English courts.

    Each party irrevocably appoints the person described as process agent (if any) specified in the Sale Agreement to receive on its behalf service of any action, suit or other proceedings in connection with the Transfer Certificate. If any person appointed as process agent ceases to act for any reason the appointing party shall notify the other party and shall promptly appoint another person incorporated within England and Wales to act as its process agent.

                                   SCHEDULE 6
                            FORM OF ACCESSION LETTER

To:  [              ] as Agent

From:  [Subsidiary] and [Original Borrower]

Dated:

Dear Sirs


             [Original Borrower] - [           ] Facility Agreement
                 dated [          ] (the "Facility Agreement")

1. [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facility Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause [28.2 (Additional
      Borrowers)]/[Clause 28.4 (Additional Guarantors)] of the Facility Agreement. [Subsidiary] is a Original Borrower duly incorporated under the laws of [name of relevant jurisdiction].

2.    [Subsidiary's] administrative details are as follows:

      Address:

      Fax No:

      Attention:

3.    This letter is governed by English law.
      This [Guarantor/Borrower] Accession Letter is entered into as a deed.

      [Original Borrower]                   [Subsidiary]

                                   SCHEDULE 7
                           FORM OF RESIGNATION LETTER

To:  [              ] as Agent

From:  [resigning Obligor] and [Original Borrower]

Dated:

Dear Sirs


             [Original Borrower] - [           ] Facility Agreement
                 dated [          ] (the "Facility Agreement")

1. Pursuant to [Clause 28.3 (Resignation of a Borrower)]/[Clause 28.6 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facility Agreement.

2.    We confirm that:

      (a) no default is continuing or would result from the acceptance of this request; and

      (b)   [                      ]*


3.    This letter is governed by English law.

      [Original Borrower]                   [Subsidiary]

      By:                                   By:





*  Insert any other conditions required by the Facility Agreement.

                                   SCHEDULE 8
                         FORM OF COMPLIANCE CERTIFICATE





To:    [  ] as Agent

From:  [Original Borrower]

Dated:

Dear Sirs

              [Original Borrower] - [        ] Facility Agreement

                 dated [           ] (the "Facility Agreement")

1.   We refer to the Facility Agreement.  This is a Compliance Certificate.

2.   We confirm that:

     Interest Cover ratio is        [     ]:1

     Debt Cover ratio is            [     ]:1

     Tangible Net Worth ratio is    [     ]:1

3.   [We confirm that no Default is continuing.]*

Signed:  ...........................         ........................
         Director                            Director
         of                                  of
         [Original Borrower]                 [Original Borrower]


* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

                                   SCHEDULE 9
                                EXISTING SECURITY

-----------------------------------------------------------------------------------------------------
Name of Obligor                                    Security
-----------------------------------------------------------------------------------------------------
Benfield Greig Group plc                           26/05/94 Citibank - Debenture under facility
                                                   agreement - all estates, F/H, L/H, other
                                                   immovable property and all buildings, trade and
                                                   other fixtures.

                                                   27/11/95 Lloyds Bank - Deposit Agreement - debts
                                                   on a/c in the name of Lloyds Bank Plc re. The
                                                   Benfield Group Limited, (b) all interest owing at
                                                   date of agreement

                                                   10/11/97 HSBC - deposit account charge for all
                                                   monies under the Finance Documents.  First fixed
                                                   charge over all right, title and interest to all
                                                   monies standing to the credit of the account and
                                                   the deposits.

                                                   10/11/97 HSBC - deposit account charge for all
                                                   monies under the Finance Documents.  First fixed
                                                   charge over all right, title and interest to all
                                                   monies standing to the credit of the account and
                                                   the deposits.

                                                   10/11/97 HSBC - debenture for all monies under
                                                   the Facility Documents.  Fixed and floating
                                                   charges over the undertakings and all present and
                                                   future assets including goodwill, bookdebts,
                                                   uncalled capital, buildings, fixtures, fixed
                                                   plant and machinery.

                                                   10/06/99 HSBC - debenture to secure liabilities
                                                   under the Facility Documents.  Fixed and floating
                                                   charges over the undertakings and all present and
                                                   future assets including goodwill, bookdebts,
                                                   uncalled capital, buildings, fixtures, fixed
                                                   plant and machinery.

                                                   10/06/99 HSBC - deposit Account Charge to secure
                                                   liabilities under the Facility Documents.  All
                                                   monies now or thereafter standing to the credit
                                                   of the account and the deposits.
-----------------------------------------------------------------------------------------------------
Greig Fester International Limited                 08/09/94 Lloyds security and trust deed.
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Name of Obligor                                    Security
-----------------------------------------------------------------------------------------------------
Benfield Ellinger Limited                          21/02/83 Lloyds Corporation trust deed.

                                                   14/07/89 Lloyds security and trust deed.

                                                   29/10/93 Lloyds deed.

                                                   26/05/94 Citibank international plc debenture.
-----------------------------------------------------------------------------------------------------
Benfield Greig Holdings Limited                    10/12/97 HSBC - debenture; fixed and floating
                                                   charge over undertaking and all property and
                                                   assets.

                                                   10/06/99 HSBC - debenture; fixed and floating
                                                   charge over undertaking and all property and
                                                   assets.
-----------------------------------------------------------------------------------------------------
Greig Fester Group Limited                         10/12/97 HSBC - debenture; fixed and floating
                                                   charge over undertaking and all property and
                                                   assets.

                                                   10/06/99 HSBC - debenture; fixed and floating
                                                   charge over undertaking and all property and
                                                   assets present and future.
-----------------------------------------------------------------------------------------------------
Lennoxhurst Limited                                16/12/98 HSBC - debenture; fixed and floating
                                                   charge over undertaking and all property and
                                                   assets.

                                                   10/06/99 HSBC - debenture; fixed and floating
                                                   over undertaking and all property and assets.
-----------------------------------------------------------------------------------------------------
Benfield Greig Limited                             16/12/91 Lloyds - security and trust deed over
                                                   all byelaw monies (partial release 11/08/00).

                                                   04/08/92 Citibank - Deposit agreement over bank
                                                   accounts.
-----------------------------------------------------------------------------------------------------
                                                   17/01/94 trust deed variation (partial release
                                                   11/08/00).

                                                   09/11/99 trust deed variation over IBA/IBA assets.
-----------------------------------------------------------------------------------------------------

                                  SCHEDULE 10
                     LMA FORM OF CONFIDENTIALITY UNDERTAKING

                  [Letterhead of Seller/Seller's agent/broker]

To:
====================================================
                                                    [insert name of Potential
                                                    Purchaser/Purchaser's
                                                    agent/broker]
====================================================

Re:  The Agreement

====================================================
Borrower:
Date:
Amount:
Agent:
====================================================

Dear Sirs

We understand that you are considering [acquiring](1)/[arranging the acquisition of](2) an interest in the Agreement (the "Acquisition"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:



1. Confidentiality Undertaking. You undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2[(c)/(d)](3) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and (d) not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Acquisition.

2.    Permitted Disclosure. We agree that you may disclose Confidential
      Information:

      (a) to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;


(1)  delete if addressee is acting as broker or agent.

(2)  delete if addressee is acting as principal.

(3)  delete as applicable.

      (b) [subject to the requirements of the Agreement, in accordance with the Permitted Purpose so long as any prospective purchaser has delivered a letter to you in equivalent form to this letter;]

 [(c/d)](c) subject to the requirements of the Agreement, to any person to
            (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire under the Agreement or with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or the Borrower or any member of the Group so long as that person has delivered a letter to you in equivalent form to this letter; and

 [(d/e)](c) (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3. Notification of Required or Unauthorised Disclosure. You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2[(c)/(d)](c) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4. Return of Copies. If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2[(c)/(d)](c) above.

5. Continuing Obligations. The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Agreement or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6. No Representation; Consequences of Breach, etc You acknowledge and agree that:

      (a) neither we, [nor our principal](4) nor any member of the Group nor any of our or their respective officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

      (b) we [or our principal](d) or members of the Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7. No Waiver; Amendments, etc. This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.

8. Inside Information. You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9. Nature of Undertakings. The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of [our principal,](d) the Borrower and each other member of the Group.

10.   Third party rights:

      (a) Subject to paragraph 6 and paragraph 9 the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

      (b) Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

(4) delete if letter is sent out by the Seller rather than the Seller's broker or agent.

11. Governing Law and Jurisdiction. This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12. Definitions. In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

      "Confidential Information" means any information relating to the Borrower, the Group, the Agreement and/or the Acquisition provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

      "Group" means the Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

      "Permitted Purpose" means [subject to the terms of this letter, passing on information to a prospective purchaser for the purpose of]b considering and evaluating whether to enter into the Acquisition; and

      "Purchaser Group" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985).

      Please acknowledge your agreement to the above by signing and returning the enclosed copy.

      Yours faithfully

      ...................................

      For and on behalf of

      [Seller/Seller's agent/broker]

      To:  [Seller]
             [Seller's agent/broker]
             The Borrower and each other member of the Group

      We acknowledge and agree to the above:
      ...................................
      For and on behalf of
[Potential Purchaser/Purchaser's agent/broker]

                                  SCHEDULE 11
                                   TIMETABLES

                                     Part I
                                      Loans

                                                Loans in Base            Loans in other            Loans in domestic
                                                   Currency                currencies                  sterling
Agent notifies the Original Borrower if              N/A                      U-5
 a currency is approved as an Optional
 Currency in accordance with Clause 4.3
 (Conditions relating to Optional
 Currencies)

Delivery of a duly completed                         U-3                      U-3                         U-1
 Utilisation Request (Clause 5.1                  9:30 a.m.                9:30 a.m.                   9:30 a.m.
 (Delivery of a Utilisation Request) or
 a Selection Notice (Clause 13.1
 (Selection of Interest Periods and
 Terms))

Agent determines (in relation to a                   N/A                      U-3                         U-1
 Utilisation) the Base Currency Amount                                     11:00 a.m.                 11:00 a.m.
 of the Loan, if required under Clause
 5.4 (Lenders' and Fronting Banks'
 participation)

Agent notifies the Lenders of the Loan               U-3                      U-3                         U-1
 in accordance with Clause 5.4                     3:00 p.m                3:00 p.m.                   1:00 p.m.
 (Lenders' and Fronting Banks'
 participation)

Agent receives a notification from a                 N/A                      U-2                         U-1
 Lender under Clause 7.2                                                   9:30 a.m.                   3:00 p.m.
 (Unavailability of a currency)

Agent gives notice in accordance with                N/A                      U-2                         U-1
 Clause 7.2 (Unavailability of a                                           10:00 a.m.                  5:00 p.m.
 currency)

Agent determines amount of the Loan in               N/A                       -                           -
 Optional Currency in accordance with
 Clause 7.3 (Change of currency)

LIBOR is fixed                            Quotation Day as of          Quotation Day as         Quotation Day as of 11:00
                                        11:00 a.m. London time          of 11:00 a.m.                     a.m.
                                          in respect of LIBOR

                                                    LIBOR


"U" = date of utilisation
"U - X" = X Business Days prior to date of utilisation


                                    Part II
                                 Bank Guarantees

                                                           Bank Guarantees

Delivery of a duly completed Utilisation Request                 U-3
 (Clause 5.1 (Delivery of a Utilisation Request)              10:00 a.m.

Agent notifies the Lenders of the Bank Guarantee                 U-3
 in accordance with Clause 5.4 (Lenders' and                  1:00 p.m.
 Fronting Banks' Participation)

                                  SCHEDULE 12
                               SECURITY DOCUMENTS

1.    A Debenture for each UK Obligor in an agreed form;

2.    A U.S. Security Document for each U.S. Obligor in an agreed form;

3. A share pledge agreement for each Obligor in relation to its shareholding in another Obligor;

4. Relevant stock transfer forms with respect from each Obligor in relation to its shareholding; and

5. Any other document required to be entered into pursuant to any of the above documents.
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SIGNATURES



THE ORIGINAL BORROWER

BENFIELD GREIG GROUP PLC

By:

Address:

Fax:


THE ORIGINAL GUARANTOR

BENFIELD GREIG GROUP PLC

By:

Address:

Fax:


THE MANDATED LEAD ARRANGER

BARCLAYS CAPITAL

By:

Address:

Fax:


THE SECURITY TRUSTEE

BARCLAYS BANK PLC

By:

Address:

Attention:


THE AGENT

BARCLAYS BANK PLC

By:

Address:

Attention:


THE LENDERS

BARCLAYS BANK PLC